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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                    BETWEEN

                       NEDERLANDER ARENA MANAGEMENT, LLC

                          NEDERLANDER CINCINNATI, LLC,

                        NEDERLANDER CLUB MANAGEMENT LLC

                      AND THE PARTIES LISTED ON SCHEDULE A

                                      AND

                            SFX ENTERTAINMENT, INC.

                       AND CONCERT ACQUISITION SUB, INC.

                             Dated February 1, 1999






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                  MEMBERSHIP INTEREST PURCHASE AGREEMENT dated February 1, 1999
("Agreement") among Nederlander Arena Management, LLC, an Ohio limited liability company ("Arena"), Nederlander Cincinnati, LLC, a Michigan limited liability company ("Ned Cincinnati"), Nederlander Club Management, LLC, an Ohio limited liability company ("Ned Club"), the holders of the membership interests in Arena, Ned Cincinnati and Ned Club as listed on Schedule A hereto (the "Members"), and SFX Entertainment, Inc., a Delaware corporation ("SFX"), and Concert Acquisition Sub, Inc., a Delaware corporation, a wholly-owned subsidiary of SFX ("Acquisition Sub").

                                    RECITALS

                  WHEREAS, the Members desire to sell and SFX desires to purchase all of the membership interests in Arena, Ned Cincinnati and Ned Club (which are sometimes referred to herein individually as a "Company" and collectively as the "Companies"). The sale and purchase of the membership interests in the Companies is sometimes referred to herein as the "Transaction."

                  WHEREAS, the principal amount outstanding of certain loans made by the Michigan National Bank to Arena as of the date hereof is $3,800,000 (the "Arena Bank Debt").

                  WHEREAS, (i) Arena holds a one third membership interest in CEA Holdings LLC, an Ohio limited liability company ("CEA"), (ii) CEA holds 99% of the membership interests in Cincinnati Entertainment Associates, L.P., an Ohio limited liability company ("Associates"), which is the owner of the Crown Arena located in Cincinnati, Ohio, and (iii) Arena and Associates are parties to a management agreement (the "Arena Management Agreement") pursuant to which Arena is responsible for the day-to-day management and operation of the Crown Arena (all of the foregoing interests are sometime referred to herein collectively as the "Crown Interests").

                  WHEREAS, Ned Cincinnati has certain interests in the Taft Theatre and Ned Club has certain interests in Bogart's, each located in Cincinnati, Ohio. The Crown Arena, the Taft Theatre and Bogart's, collectively, are sometimes referred to herein as the "Venues."

                  WHEREAS, simultaneously with the consummation of the Transaction under this Agreement, (i) SFX, Acquisition Sub and Greater Detroit Theatres, Inc. ("GDT"), which owns certain interests in The World Music Theatre, located in Tinley Park, Illinois, Alpine Valley Music Theatre, located in East Troy, Wisconsin, and Merriweather Post Pavilion, located in Columbia, Maryland, shall effect a transaction under a stock purchase agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which Acquisition Sub shall acquire 100% of the capital stock of GDT; (ii) SFX, Acquisition Sub and Nederlander of Ohio, Inc. shall effect a transaction under an asset purchase agreement of even date herewith (the "Asset Purchase Agreement") pursuant to which Acquisition Sub shall acquire certain interests in Riverbend Music Center located in Cincinnati, Ohio; and (iii) SFX, Acquisition Sub and Nederlander of New Mexico LLC ("Ned NM"), which owns certain interests in the Mesa del Sol Theater located in Albuquerque, New Mexico, and Nederlander Festivals, Inc. ("Ned Festivals"), which promotes, operates and conducts concert performances and multi-artist festivals in various markets in North America through a joint venture between Ned Festivals and The Event Group, shall effect a transaction under a purchase agreement of even date herewith (the "Albuquerque/Festivals Agreement") pursuant to which Acquisition Sub

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shall acquire 100% of the membership interests in Ned NM and 100% of the capital stock of Ned Festivals. (This Agreement, the Stock Purchase Agreement, the Asset Purchase Agreement and the Albuquerque/Festivals Agreement are sometimes referred to herein as the "Agreements.")

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1.       DEFINITIONS

                  Certain terms used herein are defined in Exhibit 1 attached hereto and, whenever used herein (including the exhibits and schedules hereto), shall have the meanings set forth therein for all purposes of this Agreement. All terms used herein shall be applicable to both the singular and plural forms of such terms; and, unless otherwise indicated, all section references herein are to sections of this Agreement.

                  2.       PURCHASE AND SALE OF MEMBERSHIP INTERESTS

                  Subject to the terms and conditions contained in this Agreement, including, without limitation, the provisions of Section 3(g) hereof, and in reliance upon the representations, warranties, covenants and agreements of the parties, on the Closing Date, the Members shall sell, assign and deliver to SFX, and SFX shall purchase from the Members, all of the membership interests in the Companies (the "Membership Interests"), free and clear of all Encumbrances, at the price and on the terms set forth in this Agreement.

                  3.       CLOSING

                  (a) Time and Place of Closing. The Closing shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 at 10:00 a.m., New York time on a date selected by the parties not later than the third business day following the satisfaction or waiver of all conditions in Sections 5 and 6, subject to Section 16, or at such other time, date and place as the parties may otherwise agree (the "Closing Date").

                  (b) Down Payment. Upon the execution of this Agreement, SFX shall deposit with the Members the sum of Two Million Four Hundred Seventy-Five Thousand Dollars ($2,475,000) as a down payment (the "Down Payment") toward the Purchase Price (as defined below). The Members shall invest the Down Payment in interest-bearing bank deposits or money market funds. The amount of the Down Payment may be increased pursuant to Section 12(q).

                  (c) Purchase Price. Subject to Section 3(d) and 3(f), the aggregate consideration to be paid by SFX to the Members in connection with the Transaction shall be Twenty-Four Million One Hundred Sixty-Two Thousand Eight Hundred Two Dollars ($24,162,802) (the "Purchase Price"), consisting of:

                           (i) The Down Payment, including any increase thereof pursuant to Section 12(q), which shall be credited against the Purchase Price;

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                           (ii) Twenty-One Million Six Hundred Eighty-Seven
         Thousand Eight Hundred Two Dollars ($21,687,802), payable in immediately available federal funds by wire transfer at the Closing no later than 3:00 p.m. New York time on the Closing Date to an account or accounts designated by the Members in writing at least two business days prior to the Closing, it being understood and agreed that this amount shall be decreased by $1,650,000 if the Down Payment is increased by $1,650,000 pursuant to Section 12(q).

                           (iii) Subject to the prorations and adjustments expressly provided for herein, including, without limitation, the payment of the Adjustment Closing Cash Payment, if any, which shall be deemed allocable to the Membership Interests in Arena, the parties hereby agree that the Purchase Price shall be deemed allocated among the Membership Interests to be conveyed hereunder in the amounts set forth on Schedule 3(c)(iii) hereto.

                  (d) Adjusted Closing Cash Payment. The Purchase Price shall be (i) decreased (A) if the Closing occurs on or prior to June 30, 1999, by an amount equal to 1% of that portion of the Purchase Price (as adjusted) allocable to the Membership Interests in Arena (the "Cincinnati Adjustment"), and (B) by the amount of interest actually earned on the Down Payment from the date the Down Payment is deposited with the Members, including pursuant to
Section 12(q) hereof, until the Closing Date and (ii) increased by the amount of any funds provided by the Members, Arena or their respective Affiliates to CEA prior to the Closing Date in respect of operating losses incurred prior to the Closing Date (the"Adjusted Closing Cash Payment").

                  (e) Closing Transactions.  On the Closing Date:

                           (i) The Members shall deliver or cause to be delivered to SFX:

                                    (A) a duly executed instrument of
                  assignment for the Membership Interests;

                                    (B) the minute book and membership interest
                  records of each of the Companies;

                                    (C) the certificates, agreements and other
                  instruments referred to in Section 5;

                                    (D) the written resignation of the officers
                  of each of the Companies effective as of the Closing Date, substantially as directed by SFX at least five (5) days prior to the Closing Date, in their capacities as such;

                                    (E) a written opinion or opinions of
                  counsel, dated the Closing Date, substantially in the form annexed hereto as Exhibit 3(e)(i)(E);

                                    (F) Intentionally Omitted;


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                                    (G) Estoppel certificates from the
                  landlords and other parties, if any, listed on Schedule 3(e)(i)(G) and in the form required by the respective Leases (as hereinafter defined) with such landlords or other agreements entered into with such other parties, if any. Notwithstanding the foregoing, the Members shall request each of the landlords under the Leases listed on such schedule to deliver an estoppel certificate in recordable form reasonably satisfactory to SFX, provided, however, the failure of any such landlord to deliver such an estoppel certificate in recordable form shall not give rise to any liability on the part of the Members and the failure to obtain the same shall not constitute a condition to the performance by SFX of its obligations under this Agreement;

                                    (H) evidence of satisfaction of the Arena
                  Bank Debt and certain indebtedness owing by any of the Companies to the National Bank of Detroit in the form of either the respective promissory notes marked "canceled" or a letter of satisfaction, together with written releases and Form UCC-3 Termination Statements, as applicable, with respect to liens securing such debts, if any, from the obligee(s) with respect to such debts;

                                    (I) A non-imputation affidavit in the form
                  annexed hereto as Exhibit 3(e)(i)(I) (the "Non-Imputation Affidavit") with respect to any Real Property which is covered by a Lease which has been recorded or as to which a memorandum of lease, an estoppel certificate or a notice of lease has been, or then can be, recorded and with respect to which SFX or the Acquisition Sub will obtain leasehold title insurance as of the Closing Date, provided however, it is expressly understood and agreed that (a) SFX shall indemnify the Members with respect to pursuant to such Non-Imputation Affidavit to the extent provided in Section 14 of this Agreement and (b) the ability of SFX or Acquisition Sub to obtain leasehold title insurance with respect to the leasehold estate created by any of the Leases shall not constitute a condition to the performance by SFX of its obligations under this Agreement; and

                                    (J) If Ned Club and Ned Cincinnati have not
                  obtained liquor licenses with respect to Bogart's and/or the Taft Theatre, respectively, prior to the Closing Date, an agreement, consistent with the Members' existing arrangements, from the applicable landlord of Bogart's and/or the concession holder at the Taft Theatre permitting SFX or its Subsidiary to continue to sell liquor under the existing liquor license for such venue.

                                    (K) If the Closing occurs prior to June 30,
                  1999, an amendment to the Limited Liability Company Agreement of Arena providing that the only interest attributable to the 1% interest to be retained by the Members pursuant to Section 3(g) shall be 100% of the loss for the fiscal year ending June 30, 1999, which shall be allocated to the Members other than SFX and its Subsidiaries and Affiliates.


                           (ii) SFX shall deliver or cause to be delivered:


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                                    (A) the Purchase Price to the Members as
                  decreased by the Adjusted Closing Cash Payment as required under Section 3(d) above and as adjusted pursuant to Section 3(f);

                                    (B) the certificates, agreements and other
                  instruments to be delivered to the Members as referred to in
                  Section 6;

                                    (C) Intentionally Omitted;

                                    (D) a written opinion of counsel, dated the
                  Closing Date, substantially in the form annexed hereto as
                  Exhibit 3(e)(ii)(D); and

                                    (E) an amendment to the Limited Liability
                  Company Agreement of Arena to be adopted by Acquisition Sub contemporaneously with or immediately subsequent to the Closing, as the sole member of Arena, in form reasonably satisfactory to the Members, providing that (i) Arena shall be required to give written notice to the Members, as required by Section 17(h) of this Agreement, of any transaction described in Section 4(a) of this Agreement both
                  (A) not less than 30 days prior to the expected effectuation date thereof, and (B) not more than 5 business days subsequent to the effectuation thereof, and (ii) such provision of the Limited Liability Company Agreement of Arena shall not be amended, modified, rescinded or deleted, in whole or in part, without the prior written consent of the Members, which may be withheld in their sole and absolute discretion.

                  (f) Apportionments. SFX and the Members shall apportion the following items of revenue and expense as of midnight of the date immediately preceding the Closing Date in accordance with the following terms and conditions.

                           (i) (A) The Members shall receive a credit in an amount equal to any deposits made on behalf of any of the Companies together with any accrued interest thereon, all prepaid expenses and subscriptions, if any, to the extent the same are attributable to periods preceding the Closing Date, and all cash on deposit in accounts of any of the Companies as of the date immediately preceding the Closing Date less an amount equal to: (1) any outstanding checks as of such date, and (2) any cash on deposit as of such date relating to advance ticket sales, advance group sales and unearned sponsorship fees except as set forth below.

                                    (B) all accounts receivable, including
                  those set forth below, shall be apportioned in the following manner (except that there shall no apportionment with respect to accounts receivable owing from the Sellers, their immediate family members and any Subsidiaries or Affiliates of any thereof, which shall be released at Closing pursuant to Section 17(e))

                                            (1) To the extent not paid prior to
                           the Closing, the Members shall be entitled to an amount equal to any sponsorship fees due on account of shows or events occurring prior to the Closing Date; SFX shall


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                           remit such amount to the Members within five
                           (5) days following receipt thereof.

                                            (2) The Members shall be entitled
                           to a credit equal to any general accounts receivable and any notes receivable due on account of shows or events occurring prior to the Closing Date or any promissory notes receivable in existence prior to the Closing Date.

                                            (3) There shall be no adjustment
                           for payments made prior to January 1, 1999 under that certain Sponsorship Agreement dated April 1, 1998 among The Coca-Cola Company, Johnston Coca-Cola Bottling Group, Inc., Trafalgar Productions, Inc. and Nederlander Cincinnati (the "Coke Sponsorship Agreement").

                                            (4) There shall be no adjustment
                           for payments made prior to January 1, 1999 under that certain Licensed User Agreement dated March 9, 1998 by and between Ticketmaster-Indiana, d/b/a Ticketmaster-Ohio, and Ned Cincinnati (the "Ticketmaster Agreement").

                                    (C) deferred income with respect to any of
                  the Companies (excluding the amounts to be apportioned in respect of items set forth in Subsection (f)(i)(B)) shall be apportioned between SFX and the Members based upon the period to which such deferred income relates such that SFX shall receive a credit for all such deferred income allocable to periods from and after the Closing Date and the Members shall receive a credit for all such deferred income through the date immediately preceding the Closing Date; and

                                    (D) if the Closing Date is other than the
                  first day of a calendar month, all fixed rent payable under Leases shall be apportioned for the month in which the Closing Date occurs provided that SFX shall receive a credit for any unpaid amounts for any other periods prior to the Closing Date.

                           (ii) To the extent that the following items are not subject to adjustment pursuant to the provisions of Section (f)(i) hereof, SFX and the Members shall also apportion all accounts payable, including the following items (except that there shall no apportionment with respect to accounts payable due to the Members, their immediate family members and any Subsidiaries or Affiliates of any thereof which shall be released at Closing pursuant to Section 17(e)), as of midnight on the date immediately preceding the Closing
         Date:

                                    (A) all wages and salaries of employees for
                  current periods, including accruals up to the Closing Date, for bonuses, commissions, vacations and sick pay and related payroll taxes;

                                    (B) utility expenses, including without
                  limitation, telephone, electricity and gas, on the basis of the most recently issued bills therefor, with a

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                   subsequent reapportionment of such utilities promptly after issuance of bills for the same for the period which includes the Closing Date; and

                                    (C) payments in lieu of taxes and
                  additional rents payable under Leases and any prepaid charges or advance payments under service contracts.

                           (iii) The apportionments contemplated by this
         Section 3(f), to the extent practicable, shall be made on the Closing Date. Such apportionments relate solely to items of revenue and expense of the Companies. Apportionments with respect to the Arena Management Agreement shall be made on a monthly basis. At least five
         (5) business days prior to the estimated Closing Date, the Members shall furnish to SFX a proposed apportionment schedule with respect to the items set forth in Subsections (f)(i) and (ii). Thereafter, the Members and SFX shall negotiate in good faith in order to resolve any disputed amounts contained therein. In the event that the Members and SFX are unable to resolve any such disputed items (the "Disputed Apportionments"), such dispute shall be resolved as provided in Subsection (f) (iv). On the Closing Date, to the extent that the aggregate apportionments which are not the subject of dispute shall result (x) in an amount due to the Members, SFX shall increase the amount of the Purchase Price in an amount equal to the amount due, or
         (y) in an amount due to SFX, SFX shall be entitled to reduce the amount of the Purchase Price to the extent of such amount due SFX.

                           (iv) Within thirty (30) days following the Closing Date, the Members shall deliver to SFX a schedule of all final apportionments which were not made on the Closing Date together with a schedule of all Disputed Apportionments including the Member's position with respect thereto (the "Final Schedule"). Within ten (10) business days following receipt of such Final Schedule, SFX shall either give the Members written notice of acceptance of such Final Schedule or written notice of any remaining disputed amounts (a "Notice of Dispute"). If SFX fails to either accept such Final Schedule or deliver a Notice of Dispute within said ten business day period, SFX shall be deemed to have accepted the Final Schedule. The Notice of Dispute shall state the amount that SFX believes it is entitled to receive or obligated to pay in respect of the final apportionments and any Disputed Apportionments (the "SFX Amount") and the Members shall have a period of ten (10) business days following receipt of the Notice of Dispute either to accept the SFX Amount or to reject the SFX Amount. If the Members reject the SFX Amount and the amount in dispute is $25,000 or less in the aggregate, then the disputed amount shall be shared equally between SFX and the Members. If the Members reject the SFX Amount and the SFX Amount exceeds $25,000, and the Members and SFX are unable to resolve any remaining differences within ten (10) business days following the rejection of the SFX Amount by the Members, then such dispute shall be submitted to an independent arbitrator (the "Apportionment Arbitrator") designated by the American Arbitration Association under the expedited procedures then in effect for the resolution of commercial disputes. The Apportionment Arbitrator shall be a certified public accountant designated by the American Arbitration Association. SFX and the Members shall share equally the costs and expenses of the Apportionment Arbitrator, but each party shall bear its own legal and other expenses, if any. Upon final resolution of the amount due in respect of the Final Schedule including any Disputed Apportionments, the amounts due to either SFX or the Members shall be paid


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         promptly in cash. Judgment may be entered on the Apportionment
         Arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose.

                  (g)      Arena Option.

                   (i) Notwithstanding the provisions of Section 2 hereof, if the Closing occurs on or prior to June 30, 1999, SFX shall purchase from the Members on the Closing Date 99% (rather than 100%) of the Membership Interests in Arena, subject to the prorations and adjustments expressly provided for herein.

                  (ii) In such event, SFX shall grant to the Members an irrevocable option (the "Put Option") to sell to SFX their remaining 1% Membership Interest in Arena (the "Option Interest") and the Members shall grant to SFX a corresponding irrevocable option (the "Call Option") to purchase from the Members the Option Interest. The purchase price for the Option Interest purchased pursuant to the Call Option shall be equal to the Cincinnati Adjustment. The purchase price for the Option Interest purchased pursuant to the Put Option shall be equal to 120% of the Cincinnati Adjustment.

                  (iii) Provided the Closing Date is on or prior to June 30, 1999, the Call Option shall commence on July 1, 1999, and shall expire on September 30, 1999. If the Call Option has not been exercised, the Put Option shall commence on October 1, 1999, and shall expire on November 30, 1999. Exercise of the Call Option by SFX and the Put Option by the Members shall be by written notice (which shall be irrevocable) to the other party.

                  (iv) Within ten (10) business days of the exercise of either the Call Option or the Put Option, unless otherwise agreed by the Members and SFX, the Members shall deliver to SFX, at a mutually agreeable time and location, the Option Interest, free and clear of all Encumbrances. Simultaneously with the delivery of the Option Interest, SFX shall make payment to the Members of the appropriate purchase price in immediately available funds.

                  4.       POST-CLOSING ADJUSTMENTS

                  (a) Crown Arena. In the event that, subsequent to the Closing Date and on or before the tenth anniversary of the Closing Date, a transaction or a series of related transactions is effected involving the sale, transfer, assignment, mortgage or hypothecation of all or substantially all of the Crown Interests, whether through the outright sale of the Crown Arena, the sale of all or a controlling interest in CEA or Associates, the refinancing or restructuring of all or substantially all of the mortgage indebtedness encumbering the Crown Arena, or such other transaction through which the owners of the Crown Interests receive direct or indirect consideration or other benefits of any kind or nature with respect to their beneficial ownership of the Crown Arena, then (i) SFX shall promptly give notice of such transaction to the Members, and (ii) the Members shall be entitled to receive from SFX an immediate cash payment equal to (x) one third (if the transaction is effected on or before the fifth anniversary of the Closing Date) or one quarter (if the transaction is effected after the fifth anniversary of the Closing Date but on or before the tenth anniversary of the Closing Date) of the consideration paid and/or the benefits provided to SFX or any of its Subsidiaries or Affiliates in connection with such a transaction with respect to the Crown Interests (y) minus an


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amount equal to the sum of (i) all directly related out-of-pocket third party costs and expenses incurred by SFX in connection with such transaction, (ii) SFX's direct or indirect allocable share of the amount of the debt encumbering the Crown Arena immediately prior to the Closing Date (but in no event to exceed SFX's direct or indirect allocable share of such debt as of the Closing
Date), and (iii) the aggregate of any capital expenditures by SFX with respect to the Crown Arena prior thereto. In calculating the amount of the consideration paid and/or the benefits provided to SFX or any of its Subsidiaries or Affiliates in connection with such a transaction, all items of value paid or provided by the transferee(s) to the transferors in any form including, without limitation, below market rental terms, below market financing terms or the reduction or elimination of debt service, shall be included.

                  (b) Crown Earnout. On or before September 30, 2000, SFX shall pay to the Members an amount equal to (x) eight times SFX's allocable share of the Crown Earnings minus (y) an amount equal to the sum of (i) SFX's allocable share of any indebtedness hereafter incurred by CEA or any of its subsidiaries in excess of $38,800,000 plus any accrued and unpaid interest thereon (which amount the Members represent is the approximate aggregate indebtedness as of the date hereof of CEA and its Subsidiaries plus the approximate amount available to be drawn down on the existing credit facility of CEA and its Subsidiaries) for the purpose of paying operating losses attributable to the period subsequent to the Closing Date and prior to June 30, 1999, (ii) an amount equal to the increase in the Purchase Price paid by SFX pursuant to
Section 3(d)(ii) hereof, and (iii) any funds provided by SFX to CEA or its subsidiaries prior to the June 30, 1999 in respect of operating losses incurred subsequent to the Closing Date and prior to June 30, 1999 (the "Earnout"); provided, however, in no event shall the Earnout exceed an amount equal to $3,200,000 and, if the Crown Earnings shall be $500,000 or less, no Earnout shall be payable by SFX. For the purposes of the foregoing, the term "Crown Earnings" shall mean the revenues of CEA on a consolidated basis as reduced by the operating expenses of CEA on a consolidated basis, in each case for the period from July 1, 1999 through June 30, 2000 without taking into consideration taxes, depreciation or amortization. From and after the Closing Date until June 30, 2000, SFX and its Subsidiaries and Affiliates shall not engage in any transaction with any other Subsidiary or Affiliate of SFX in the operation of the Crown Arena on terms less favorable than would be applicable if such transaction was effected on an arms length basis with a third party. SFX shall prepare and submit to the Members SFX's proposed computation of the Earnout on or before September 1, 2000 and the Members shall have the right to review and audit the books and records of SFX and, to the extent SFX is entitled to, CEA in order to confirm such calculation of the Earnout. SFX hereby agrees that it will not sell, transfer or convey the Membership Interests in Arena without (a) giving the Members thirty (30) days prior written notice of such sale, transfer or conveyance, and (b) obtaining the express written agreement of the purchaser or transferee of such Membership Interests to assume and be bound by the covenants and agreements of SFX pursuant this Section 4(b) and in no event shall any such sale, transfer or conveyance of such Membership Interests by SFX release or relieve SFX from any liability in respect of the obligations and agreements of SFX pursuant to this
Section 4(b). It is expressly understood and agreed that (except in connection with the calculation of the Earnout as expressly provided above) the Members shall have no obligation or liability in respect operating losses incurred in connection with CEA.

                  (c) Arbitration.



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                  (i) Any dispute or controversy arising in connection with the calculation of the amount due to the Members as a result of (A) a transaction involving the Crown Interests as described in Section 4(a), or (B) the calculation of the Earn-Out as described in Section 4(b), shall be settled exclusively by arbitration to be held in the City of New York in accordance with the rules of the American Arbitration Association. There shall be one arbitrator designated by the American Arbitration Association under the expedited procedures then in effect for the resolution of commercial disputes. SFX and the Members shall share equally the costs and expenses of such arbitrator, but each party shall bear its own legal and other expenses, if any. The arbitrator shall render his or her award within thirty (30) days after the commencement of the arbitration; provided, however, that no failure on the part of the arbitrator to render such award within such thirty (30) day period shall constitute a release from liability or otherwise affect the liability of any party hereto. With respect to a dispute concerning a transaction described in
Section 4(a), such award, among other things, shall be based on the value of the consideration of all types in such transaction including those set forth in
Section 4(a). Failure by either party to submit to arbitration under this
Section 4 shall result in the arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this Section 4. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose.

                  (ii) In connection with any arbitration under Section 4(c)(i) hereof, each party shall submit to the arbitrator its estimate of the amount due to the Members under Section 4(a) or Section 4(b), as the case may be, within ten (10) days after the appointment of the arbitrator. The arbitrator shall be charged solely with determining, within ten (10) days after expiration of the period during which the parties are to submit their respective estimates, which estimate is closest to the amount that is due and shall award the amount of that estimate to the Members; except that, if the larger of the two estimates is equal to or less than 120% of the smaller of the two estimates, the amount to be awarded by the arbitrator shall be the average of the two estimates. No failure on the part of the arbitrator to make such determination within such ten (10) days shall constitute a release from liability or otherwise affect the liability of SFX under Section 4(a) or
Section 4(b) hereof.

                  (d) Taft Clawback. With respect to that certain provision set forth in Section 11 of the Lease of the Taft Theatre currently in effect giving the Landlord the right on a minimum of one year's prior written notice to the tenant to terminate such Lease (a "Lease Termination Notice"), and upon the termination of such Lease pursuant to such provision, the Members shall refund to SFX: (i) $7,523,183 of the Purchase Price if the term of such Lease shall expire pursuant to Section 11 thereof at any time on or before the day immediately preceding the first anniversary of the Closing Date; (ii) $5,642,387.25 of the Purchase Price if the term of such Lease shall expire pursuant to Section 11 thereof at any time from the first anniversary of the Closing Date and the day immediately preceding the second anniversary of the Closing Date; (iii) $3,761,591.50 of the Purchase Price if the term of such Lease shall expire pursuant to Section 11 thereof at any time from the second anniversary of the Closing Date and the day immediately preceding the third anniversary of the Closing Date; and (iv) $1,880,795.75 of the Purchase Price if the term of such Lease shall expire pursuant to Section 11 thereof at any time from the third anniversary of the Closing Date and the day immediately preceding the fourth anniversary of the Closing Date; provided, however, that
(A) the amounts to be refunded to SFX pursuant hereto shall be net of any penalties or other consideration paid by the Landlord to the tenant under the Lease as a result of the termination of the

Lease and (B) SFX shall not consent to or modify Section 11 of the Lease of the Taft Theater and SFX shall take no action to cause the Landlord of the Taft Theater to provide a notice of termination under Section 11 of Lease of the Taft Theater. No portion of the Purchase Price shall be refunded to SFX if such termination becomes effective after the fourth anniversary of the Closing Date. Notwithstanding the foregoing, in the event that a Lease Termination Notice shall be received by the tenant under the Lease for the Taft Theater on or before the Closing Date (a "Pre-Closing Termination Notice"), then the following provisions shall apply: (i) on the Closing Date, SFX shall deposit the sum of $7,523,183 (the "Taft Purchase Price") with counsel to the Members or such other escrow agent as shall be mutually satisfactory to the parties (the "Escrow Agent") pursuant to an escrow agreement in form mutually satisfactory to the parties (the "Taft Escrow Agreement"), (ii) the Taft Purchase Price and any interest earned thereon shall be held in escrow and shall be released to (x) the Members in the event that the Lease for the Taft Theater is not terminated pursuant to Section 11 thereof in accordance with such Pre-Closing Termination Notice or (y) SFX in the event that the Lease for the Taft Theater is terminated pursuant to Section 11 thereof in accordance with such Pre-Closing Termination Notice, (iii) if the Lease for the Taft Theatre is terminated pursuant to Section 11 thereof in accordance with such Pre-Closing Termination Notice, SFX shall, within sixty (60) days following the date the term of such Lease shall expire, pay to the Members an amount equal to 50% of (x) any penalties or other consideration paid by the landlord of the Taft Theatre to the tenant under the Lease as a result of the termination of such Lease, and (y) all revenues and earnings received by SFX and its applicable Subsidiary or Affiliate in respect of the operation of the Taft Theatre on or prior to the date of such expiration less all out-of-pocket third party operating expenses incurred by SFX or such Subsidiary or Affiliate during such period directly in connection therewith (the "Net Taft Earnings"), and
(iv) if the Lease for the Taft Theatre is not terminated in accordance with such Pre-Closing Lease Termination Notice, the preceding provisions of this Section shall govern the obligations of the Members to refund any portion of the Taft Purchase Price to SFX upon a termination of the Lease for the Taft Theater pursuant to Section 11 thereof. SFX shall prepare and submit to the Members SFX's proposed computation of the Net Taft Earnings within thirty (30) days following the expiration of the term of the Lease for the Taft Theater and the Members shall have the right to review and audit the books and records of SFX and its applicable Subsidiary or Affiliate in respect of the operation of the Taft Theatre for the purpose of confirming the accuracy of such computation. If a Pre-Closing Termination Notice is received, from and after the Closing Date until such time as the Lease of the Taft Theatre is terminated pursuant to Section 11 thereof in accordance with such Pre-Closing Termination Notice, SFX and its Subsidiaries and Affiliates shall not engage in any transaction with any other Subsidiary or Affiliate of SFX in the operation of the Taft Theatre on terms less favorable than would be applicable if such transaction was effected on an arms length basis with a third party.

                  5.       CONDITIONS TO OBLIGATIONS OF SFX

                  The obligations of SFX to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by SFX, and the Members shall use commercially reasonable efforts to cause such conditions to be fulfilled:

                  (a) Representations and Warranties. The representations and warranties of the Members in this Agreement or in any schedule or certificate delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and SFX shall have received a certificate signed by the Members to that effect.

                  (b) Performance of Agreements. (i) The Members and the Companies shall have duly performed in all material respects, on or before the Closing Date, all agreements and obligations required to be performed by them under this Agreement, (ii) SFX shall have received a certificate signed by the Members to that effect, (iii) the closing conditions contained in Section 5 of each of the Stock Purchase Agreement, the Asset Purchase Agreement and the Albuquerque/Festivals Agreement shall have been satisfied or waived, and (iv) the Members and SFX shall have entered into a side letter incorporating the terms of Schedule 5(b) hereof.

                  (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Effect with respect to the Companies taken as a whole. The Members shall have obtained the consents, waivers and amendments, if any, identified on Schedule 7(c), from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

                  (d) Intentionally Omitted.

                  (e) Closing Deliveries. The Members shall have delivered to SFX all closing deliveries as contemplated in Sections 3(e)(i) and (ii).

                  (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

                  6.       CONDITIONS TO OBLIGATIONS OF THE MEMBERS

                  The obligations of the Members to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by the Members, and SFX shall use commercially reasonable to cause such conditions to be fulfilled:

                  (a) Representations and Warranties. The representations and warranties of SFX in this Agreement or in any certificate or document delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and the Members shall have received a certificate signed by a duly authorized officer of SFX to that effect.

                  (b) Performance of Agreements. SFX shall have duly performed in all material respects all agreements and obligations required to be performed by it under the Agreements on or before the Closing Date, the Members shall have received a certificate signed by a duly authorized officer of SFX to that effect, and the Members and SFX shall have entered into a side letter incorporating the terms of Schedule 5(b) hereof.

                  (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by a court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Effect with respect to SFX and its subsidiaries taken as a whole. SFX shall have obtained all necessary material consents, if any, from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

                  (d) Intentionally Omitted.

                  (e) Closing Deliveries. SFX shall have delivered to the Members all closing deliveries as contemplated in Section 3(e)(iii).

                  (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

                  7.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

                  The Companies represent and warrant to SFX as follows:

                  (a) Organization, Standing and Power. Each of the Companies is a duly organized and validly existing limited liability company in good standing under the laws of its state of organization and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner and in the places in which such business is now being conducted. Each of the Companies is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction set forth on
Schedule 7(a), which are all of the jurisdictions in which each of the Companies is required to be so qualified, except such jurisdictions where the failure so to qualify by any Company would not result in a Material Adverse Effect with respect to such Company.

                  (b) Capitalization. The Members own all of the Membership Interests as set forth in Schedule A free and clear of all Encumbrances, except as set forth on Schedule 7(b). The Membership Interests are duly authorized, validly issued and outstanding. Except for the Membership Interests, there are no other membership interests or equity securities of any of the

Companies issued or outstanding. Except as set forth in Schedule 7(b), there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any capital stock of any of the Companies or any securities convertible into, or other rights to acquire, any of the capital stock of any of the Companies; or (ii) obligates any of the Companies to grant, offer or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights.

                  (c) Crown Ownership Interests.

                           (i) Schedule 7(c) sets forth a true and complete organization chart showing the direct and indirect ownership interests with respect to the Crown Arena including, without limitation, CEA and Associates. Except as set forth in Schedule 7(c), the Companies do not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest in any corporation, limited liability company, business trust, firm, association, partnership, joint venture, entity or organization.

                           (ii) Except as set forth in Schedule 7(c), all of the issued and outstanding membership interests of Arena in CEA and, to the knowledge of Arena, all of the membership interests of CEA in Associates, are owned free and clear of any liens, claims, charges, options, rights of first refusal, pledges, security interests, mortgages, indentures, or other encumbrances or third party rights of any kind, written or oral (collectively, "Liens") and are validly issued, fully paid and nonassessable.

                  (d) Due Authorization; Legal Authority, Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by the Members and the Companies (the "Nederlander Closing Documents"), and the consummation by the Members and the Companies of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. The Members and the Companies have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the Nederlander Closing Documents and to consummate the transactions contemplated hereunder and thereunder, including selling and transferring the Membership Interests to SFX. This Agreement and the Nederlander Closing Documents, when executed by the Members, the Companies and SFX, shall constitute legal, valid and binding obligations of the Members and the Companies, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

                  (e) No Conflicts; Consents. Except as set forth on
Schedule 7(e), the execution and delivery of this Agreement or any of the other Nederlander Closing Documents, or the consummation by the Members and the Companies of the transactions contemplated hereby or thereby, or compliance with any of the provisions hereof or thereof, will not: (i) conflict with or result in a breach of the Certificate of Formation or Limited Liability Company Agreement of any of the Companies; (ii) violate any statute, law, rule or regulation applicable to the Members, or, to the actual knowledge of the Members, any of the Companies or any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with, result in any breach of, constitute a default under, give rise to any right of termination or acceleration of any Material Contract or (iv) result in the creation of any Lien or Encumbrance on any of the Membership Interests. Except as set forth on Schedule 7(e), none of the Companies has received notice that it is in material violation of any statute, law, judgment, decree, order, regulation or rule relating to or affecting the operation, conduct or ownership of its properties or business. Except as set forth on Schedule 7(e), no consent or approval of any person, court, governmental authority or other entity is required to be obtained by the Members or any of the Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions provided for herein.

                  (f) Organizational Documents. The Members have delivered to SFX true, correct and complete copies of the Certificates of Formation or analogous organizational documents (including all amendments thereto), of each of the Companies, certified by the Secretary of State of their respective states of organization, and a true, correct and complete copy of the Limited Liability Company Agreement or analogous organizational document of each of the Companies currently in effect, certified by the Secretary of each such Company. No action or proceeding is pending or contemplated for the amendment of any such organizational documents or for the dissolution or liquidation of any of the Companies. The Members have delivered to SFX copies of organization documents with respect to CEA and Associates which, to the knowledge of the Members, are true and correct.

                  (g) Financial Statements. The Members have delivered to SFX the Financials, a copy of which are attached hereto as Schedule 7(g). Except as set forth on Schedule 7(g), the Financials of each Company were prepared in accordance with all books, records and accounts of such Company on an accrual basis and present fairly in all material respects the financial position of such Company and the results of operations and statements of cash flows and members' equity as of the dates and for the respective periods indicated. The expenses reflected on the income statement in the Financials of each Company include all expenses necessary to conduct the operations of such Company as currently conducted.

                  (h) Liabilities. (i) Other than as specifically disclosed in the notes thereto or on Schedule 7(h) hereto, the balance sheets for each Company contained in the Financials makes adequate provision for all material fixed and contingent obligations and liabilities of such Company (including all taxes) as of the date indicated. Except as set forth on the balance sheets for each Company as of the date indicated, included in the Financials (the "Balance Sheets") or on Schedule 7(h) hereto, none of the Companies has any outstanding indebtedness, accrued expenses, liabilities or obligations required to be provided for in such Balance Sheets other than those incurred since the date indicated thereon, in the ordinary course of business.

                           (ii) The accounts receivable, if any, reflected on the Balance Sheet of each Company (except those collected since the date thereof), and such additional accounts receivable as are reflected on the books and records of such Company as of the date hereof, if any, represent obligations due to such Company arising in the ordinary course of business.

                  (i) Absence of Changes. Except as otherwise set forth on
Schedule 7(i), since the date of their respective Financials, each of the Companies has been operated in the ordinary course consistent with past practices and has not:

                           (i) experienced a Material Adverse Effect; (ii) declared, set aside, made or paid any dividend or other distribution in respect of its membership interests, or purchased or redeemed, directly or indirectly, any shares of its membership interests; (iii) issued or sold any of its membership interests of any class, or any options, warrants or other rights to purchase any such membership interests or any securities convertible into or exchangeable for such membership interests; (iv) incurred any indebtedness for borrowed money or issued or sold any debt securities; (v) sold, assigned, mortgaged, transferred, encumbered or granted a security interest in any material asset, tangible or intangible, to any party, except in the ordinary course of business; (vi) forgiven or canceled any material debt or claim or terminated or waived any material right of value, except for the release of certain intercompany obligations owed to or by any of the Members, their immediate family members or any of their Affiliates for the fiscal year beginning January 1, 1998; (vii) amended its Certificate of Formation, Limited Liability Company Agreement or analogous organizational documents; (viii) made any material change in its accounting methods, principles or practices;
         (ix) established, amended or materially increased the benefits under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan; (x) materially increased the compensation payable to its directors, officers or employees, except with respect to bonuses payable for 1998; (xi) agreed to or permitted any of the foregoing; or (xii) suffered any material damage, destruction or loss not covered by insurance with respect to any of its assets involving cost or loss in excess of $50,000 in the aggregate.

                  (j) Foreign Person. None of the Companies is a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. At the Closing, each of the Companies shall deliver, if required, an executed certificate in the applicable form set forth in Treasury Regulation
Section 1. 1445-2(b)(2).

                  (k) Environmental Matters. To the knowledge of each of the Companies and subject to the provisions of Section 15(d) hereof, except as set forth on Schedule 7(k):

                           (i) Neither such Company nor any of the Venues is in violation of, or has any liability under, any applicable Environmental Law, nor are there any Hazardous Substances in, on, over, under or at any of the Venues in concentrations which would currently violate any applicable Environmental Laws or would be reasonably likely to result in the imposition of liability or obligations on the Members or Associates under any applicable Environmental Laws, other than such violations or liabilities that would not, individually or in the aggregate, result in a Material Adverse Effect with respect to the operation of its businesses.

                           (ii) Each such Company and each of the Venues has in effect, or has applications pending for, all material Permits required under applicable Environmental Laws for the operation of its business, and is not in violation in any material respect of the terms and conditions of such Permits. Schedule 7(k)(ii) contains a list of all material Permits held by each of the Companies issued under applicable Environmental Laws.

                           (iii) Other than as would not, individually or in the aggregate, result in a Material Adverse Effect with respect to its businesses, none of the Companies nor any of the Venues is subject to any consent decree, compliance order, or administrative order issued pursuant to applicable Environmental Laws, and has not received any written notice or request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to any Environmental Law.

                           (iv) Each such Company has not received notice that it, or any of the Venues, is subject to any Liens recorded by any Governmental Authority under applicable Environmental Laws.

                  (l) Insurance. Schedule 7(l) contains a list of all insurance policies maintained by each of the Companies with respect to its businesses, copies of which have been made available to SFX, and a summary of the claims history under such policies for the past two years. To the knowledge of each Company, such Company is in substantial compliance with all of the provisions of such insurance policies to which it is a party listed on Schedule 7(1) and such policies are in full force and effect. All premiums and other payments due from each Company under or on account of any such policy listed on Schedule 7(l) have been or by the Closing Date will be paid. All material property damage or personal injury claims asserted but unresolved against each Company have previously been provided to SFX. At the Closing, except as otherwise described on Schedule 7(l), all insurance policies maintained by each Company shall be canceled and/or endorsed to withdraw coverage for any future claim with respect to such Company. None of the Companies has received any notice of any default (including with respect to any payment of premiums or the giving of notices), under any of the policies to which it is a party, and no party to the policy has repudiated any provision thereof. Each of the Companies has been covered during the past three (3) years by insurance in scope and amount customary for the business in which it is engaged.

                  (m) Litigation, Etc. Except as set forth on Schedule 7(m), there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of each Company, threatened against such Company or, to the knowledge of each Company, any of the Venues, at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect with respect to its businesses. There is no outstanding order, injunction, decree of any court or governmental agency or arbitrator against any of the Companies or the Membership Interests, and none of the Companies has received any complaints which have been filed with any consumer protection agency, which would result, individually or in the aggregate, in a Material Adverse Effect with respect to its businesses.

                  (n) Material Contracts. Schedule 7(n) contains a list of all Material Contracts to which each of the Companies and, to the actual knowledge of the Members, Associates with respect to the Crown Arena, is a party. With respect to all such Material Contracts, except as otherwise set forth on
Schedule 7(n), (i) such Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; (ii) each Company has substantially performed all obligations required to be performed by it and no material default, or event that with notice or lapse of time or both would constitute a material default, exists in respect thereof on the part of such Company or the other parties thereto, (iii) the continuation, validity and effectiveness of such Material Contracts under the current terms thereof will not be affected by the transfer of the Membership Interests to SFX under this Agreement and (iv) no party to any such Material Contracts has repudiated a material provision thereof.

                  (o) Compliance; Governmental Authorizations. Except as set forth on Schedule 7(k) or 7(o), each of the Companies and their respective properties and assets and, to the knowledge of each of the Companies, each of the Venues, is in substantial compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties. Except as set forth on Schedule 7(o), (i) each Company and, to the knowledge of each Company, each of the Venues, has all material Permits necessary in the conduct of its businesses, and such material Permits are in full force and effect, (ii) no material violations are or have been recorded in respect of any such material Permits, and (iii) no proceeding or, to the knowledge of each Company, investigation is pending or threatened to revoke or limit any such material Permits. Schedule 7(o) sets forth a list of all such material Permits of each of the Companies and, to the knowledge of the Members, Associates.

                  (p) Employee Benefit Plans.

                           (i) Schedule 7(p) hereto contains a list of (A) each employee benefit plan, as defined in Section 3(3) of ERISA, and (B) to the extent not covered under (A) above, each stock option, bonus, deferred compensation, incentive, fringe benefit, excess, supplemental executive compensation, employee stock purchase, vacation, sickness, disability, severance, restricted stock or other employee benefit plan, policy or arrangement, sponsored, maintained or contributed to by any of the Companies or by an ERISA Affiliate (as defined below) for the benefit of employees or former employees of any of the Companies and under which any of the Companies currently has an obligation or a liability (the "Benefit Plans"). For purposes hereof, an ERISA Affiliate is any entity that would be deemed a "single employer" with any of the Companies under Section 414(b), (c), (m), or
         (o) of the Code or Section 4001 of ERISA. With respect to each Benefit Plan (other than a Multiemployer Plan, as defined below), each Company has heretofore delivered or made available to SFX true and complete copies of the following documents, where applicable: (A) the text of the Benefit Plan and of any trust maintained in connection therewith, and each amendment thereto, (B) the annual report (Form 5500 series) filed for the most recent three plan years together with required schedules, (C) the most recent summary plan description (D) a copy of the most recent determination letter issued by the IRS regarding the qualified and tax exempt status of such Benefit Plans under Section 401(a) and 501(a) of the code, (E) all material administrative documents used in connection with the Benefit Plans, including without limitation, enrollment forms, distribution or claim forms, loan forms, beneficiary designation forms and investment selection forms; and (F) any employee handbook or employee manual for employees of any of the Companies.

                           (ii) Except as set forth in Schedule 7(p), none of the Benefit Plans is (A) a "multiemployer plan", as defined in
         Section 3(37) of ERISA (a "Multiemployer Plan"), or

         (B) otherwise subject to Title IV of ERISA. No event or set of circumstances has occurred under which, and there exist no conditions or set of circumstances under which, the Companies could be subject to any liability that would result in a Material Adverse Effect with respect to a Multiemployer Plan to which the Companies or any other ERISA Affiliate contributes other than for contributions made in the ordinary course of business, none of which are overdue (including, but not limited to, contributions arising under Sections 4201, 4242 or 4245 of ERISA). With respect to any Benefit Plan (other than any Multiemployer Plan) subject to Section 412 of the Code, no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code) has been incurred that would result in a Material Adverse Effect. Other than as would result in a Material Adverse Effect, with respect to each employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code (other than the Benefit Plans) maintained or contributed to by an ERISA Affiliate, to the knowledge of each Company, (A) there is no actual or contingent liability of such Company under Title IV of ERISA or Section 412 of the Code to such plan or the Pension Benefit Guaranty Corporation and
         (B) the assets of such Company have not been subject to a lien under ERISA or the Code.

                           (iii) Each Benefit Plan (other than a Multiemployer
         Plan) intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that such Benefit Plan is qualified and that its related trust has been determined to be exempt from taxation under
         Section 501(a) of the Code. No act or failure to act has occurred since the effective date of any such IRS determination letter that would cause the qualified status of any Benefit Plan (other than a Multiemployer Plan) to be revoked. None of the Companies nor, to the knowledge of the Companies, any ERISA Affiliate, any of the Benefit Plans (other than a Multiemployer Plan) or any trust created thereunder, or any trustee or administrator or fiduciary thereof has engaged in a transaction or has taken or failed to take any action that could reasonably be expected to subject the trust or the trustee to either a material civil penalty under sections 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975, 4976 or 4980B of the Code. With respect to each of the Benefit Plans (other than a Multiemployer Plan) set forth in Schedule 7(p), (A) each Benefit Plan has, in all material respects, been administered in accordance with the applicable provisions of ERISA, the Code and other applicable law and with its terms, (B) there is no arbitration, claim, suit, or grievance, pending or, to the knowledge of any of the Companies, threatened, involving a Benefit Plan (other than routine claims for benefits or appeals of such claims) and (C) no Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by the IRS, the United States Department of Labor, or any other governmental authority.

                           (iv) No Benefit Plan provides health or life insurance benefits to employees or former employees of any of the Companies after their retirement or other termination of employment from such Company (other than continuation coverage required under COBRA). The consummation of the transactions contemplated by this Agreement will not give rise to any material liability under any Benefit Plan, including, without limitation, liability for or termination or severance pay, or accelerate the time of payment or vesting or materially increase the amount of compensation or benefits due to any employee of any of the Companies solely by reason of such transactions.

                  (q) Employees. Schedule 7(q) sets forth a true and complete list of all employees of the Companies, their positions, locations, salaries or hourly wages and severance arrangements. The Companies have complied in all material respects with all laws relating to the employment of labor including, without limitation, ERISA, and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and sexual harassment. Except as set forth on Schedule 7(q), none of the Companies have received notification that any of its employees that are listed on Schedule 7(q) currently plans to terminate his or her employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on the Balance Sheets or on Schedule 7(q), there is no liability for unpaid salary or wages, bonuses, vacation time or other employee benefits, including, without limitation, Retirement Benefits, due or accrued, nor liability for withheld or deducted amounts from Employees earnings for the period ending on the Closing Date. Except as set forth on Schedule 7(q), none of the Companies is a party to or bound by any collective bargaining agreement, nor, except as otherwise set forth on Schedule 7(q) has it experienced, since February 1997, any strikes, employee grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Companies has committed any unfair labor practice, and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of such Company.

                  (r) Taxes.

                           (i) Except as otherwise disclosed in Schedule 7(r):
         (A) each Company has filed (or received an appropriate extension of time to file) all federal, state, local, and foreign Tax Returns required to be filed by it prior to the Closing Date and such Tax Returns were true and correct in all material respects; (B) each Company has paid all Taxes shown to be due on such Tax Returns or has made appropriate provisions in the Balance Sheets for any Taxes which are being contested in good faith; (C) each Company has withheld and paid over to the appropriate Governmental Authority all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party; (D) all tax deficiencies asserted or assessed against each Company has been paid or finally settled; (E) no claims have ever been made by any tax authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (F) none of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency, which waiver or extension is currently in effect; (G) there is no pending or, to the knowledge of any of the Companies, threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes; (H) there are no requests for rulings, subpoenas or requests for information pending with respect to any taxing authority; (I) any adjustments of Taxes made by any federal taxing authority in any examination which is required to be reported to a state, local, or foreign taxing authority has been reported, and any additional Taxes due with respect thereto have been paid; (J) no power of attorney has been granted by any of the Companies, and is currently in force, with respect to any matter relating to Taxes; and
         (K) there are no liens (other than liens for Taxes that are not yet due or which are being contested in good faith) on any assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens which would not, individually or in the aggregate, have a Material Adverse Effect with respect to any of the Companies.

                           (ii) For purposes of this Section 7(r), the following terms will have the following meanings:

                                    (A) "Tax" or "Taxes" shall mean any
                  federal, state, local and foreign income, franchise, profits or gross receipts taxes; ad valorem, value added, sales and use taxes; real or personal property or capital stock taxes; payroll, employment, social security, workers' compensation or unemployment compensation taxes; or excise, transfer and gains taxes; and interest, penalties or additions thereto imposed by any tax authority payable by any of the Companies, or chargeable or relating to the assets, income or revenue of any of the Companies.

                                    (B) "Tax Return" shall mean returns,
                  reports, information statements, or other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Tax;

                           (iii) None of the Companies shall make any election under Section 338 of the Code or under any similar provision of any state or local law with respect to the Transaction.

                  (s) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from the Members in connection with this Agreement or the transactions contemplated hereby except Lenard & Gonzalez LLP, whose fee shall be paid by the Members.

                  (t) Title to Properties. Except as set forth on Schedule 7(t), the Companies and, to the Members' knowledge, CEA and Associates, have good and marketable title to, or valid leasehold interests in, the leasehold estates created by the Leases and in all of their other respective material properties and assets (real, personal or mixed), including without limitation, all of the material properties and assets listed on the Balance Sheets or acquired since the date of the Balance Sheets. There are no outstanding rights or options to acquire the interests of the Companies or, to the Members' knowledge, CEA or Associates, in their respective properties and assets, whether owned or leased. The properties and assets owned, leased or licensed by the Companies and, to the Members' knowledge, CEA and Associates, are all of the properties and assets used to conduct their business and operations in all material respect as now conducted.

                  (u) Intellectual Property.

                           (i) The Companies own or have the right to use
pursuant to license, sublicense, agreement or permission all trademarks, service marks, trade dress, logos, trade names and corporate names ("Intellectual Property") necessary to conduct their business and operations in all material respect as now conducted. Except as set forth in Section 12(d), each item of Intellectual Property owned or used by each of the Companies to conduct its business and operations is owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing Date.

                           (ii) None of the Companies has interfered with,
infringed upon or misappropriated any Intellectual Property rights of third parties, and have not received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that any of the Companies must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of each Company, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of such Company.

                  (v) Transactions With Affiliates. Except as set forth on
Schedule 7(v), none of the Members, officers or directors, or any of their immediate family members, or, to the knowledge of the Companies, none of their respective employees, is currently a party (either directly or indirectly) to any transaction with or involving the Companies or, to the knowledge of the Companies, any of the Venues, including, without limitation, any arrangement (other than for services in the ordinary course of business as directors, officers or employees of the Companies) providing for (a) the furnishing of services by or to, (b) the rental of the sites on which the properties leased by any of the Companies is located, (c) any loan or other indebtedness from or to, (d) the grant of any mortgage, security interest, pledge or other encumbrance from or to, or (e) otherwise requiring payments or other consideration (including a promise of forbearance) from or to, any such person.

                  (w) Real Property.

                           (i) Schedule 7(w) contains a list and brief
description of all real property owned leased or managed and/or operated by each of the Companies and, to the Members' knowledge, CEA and Associates, and the improvements (including buildings and other structures) located on such real property (including a brief description of the use to which such property is being employed and, in the case of any such property which is leased, managed and/or operated the termination date or notice requirement with respect to termination, annual rental (or other fees and charges) and renewal or purchase options) (the "Real Property"). For the purposes of this Agreement. "Real Property" shall include, without limitation, the Venues. Complete and correct copies of all such leases have been made available to SFX as of the date hereof. Schedule 7(w) contains a list of all of the title insurance policies with respect to the Real Property owned, leased or subleased by each of the Companies.

                           (ii) Except as provided in Schedule 7(w), none of
the Companies has received any notice of a pending or contemplated annexation or condemnation or similar proceedings affecting, or which may affect, all or any portion of the Real Property.

                           (iii) The tenancies described on Schedule 7(w)
constitute all of the written and oral agreements which grant rights of use or possession with respect to the Real Property; except as otherwise noted on
Schedule 7(w), (a) the leases described on Schedule 7(w) are valid and subsisting and in full force and effect, have not been amended, modified or supplemented and the tenants, licensees or occupants thereunder are in actual possession, (b) there are no pending summary proceedings or other legal actions for eviction of any such tenant, (c) no written notice of default on the part of the tenant under any of the leases has been received by any of the Companies or their respective agents from the landlord thereunder which has not been cured and none of the Companies has any actual knowledge of any default by the tenant under any such leases.

                           (iv) Those management agreements and operating
agreements listed on Schedule 7(w) constitute all of the written and oral agreements for the provision of management and/or operating services to the Real Property and all such agreements unless otherwise disclosed on Schedule 7(w) are terminable upon thirty (30) days notice by the party to whom services are being provided thereunder.

                           (v) Except as set forth on Schedule 7(w), there are
no commissions or other compensation now or hereafter payable to any broker or other agent under any written or oral agreement or understanding with such broker or agent in relation to any of the leases to which any of the Companies is a party or any extension thereof. With respect to any and all such brokerage commissions, each of the Companies covenants and agrees to pay any such brokerage commissions or compensation at or prior to the Closing Date and shall hold SFX and Acquisition Sub harmless and defend each of SFX and Acquisition Sub in regard to any and all claims for brokerage commissions or other compensation relating to any leasing activity prior to the Closing Date, including without limitation, reasonable attorney's fees and expenses (notwithstanding anything to the contrary contained in this Agreement, such indemnity obligation shall survive the Closing Date).

                           (vi) Except as set forth on Schedule 7(w), none of
the Companies have received any written notice of (a) any violation of any federal, state or local laws, codes, regulations or ordinances affecting the Real Property including, without limitation, zoning, building or similar laws or ordinances, nor do they have any actual knowledge of any of the foregoing,
(b) any covenant, restriction, condition or agreement contained in any instrument affecting the Real Property or (c) any default from any third party who shall be benefitted by any such restriction, condition or agreement referred to in subparagraph (b) hereof.

                           (vii) Except as set forth on Schedule 7(w), there
are no charges, complaints, actions, proceedings or investigations pending or (to the actual knowledge of the Companies) threatened against or involving any of the Companies or the Real Property.

                           (viii) There are no, and on the Closing Date there
will be no, mechanics', materialmen's or similar liens against the Real Property or any portion thereof (except for work performed in the ordinary course of business or such other work which may be performed with the prior written consent of SFX) which are the responsibility of any of the Companies to remove.

                           (ix) Schedule 7(w) contains a list of all parking
agreements to which any of the Companies or, to the knowledge of the Members, CEA or Associates, is a party. Except as set forth on Schedule 7(w), all parking for the Venues is either located within the Real Property or is provided pursuant to the parking agreements and none of the Companies has received written notice of any violation of any material federal, state or municipal laws or ordinances with respect to such agreements, all such agreements are in full, force and effect, and, to the actual knowledge of the
Members: (a) no material default has occurred and is continuing under and any such agreements and no event has occurred which, with the giving of notice or the lapse of time, has occurred and is continuing which would constitute a material default under any such agreements and

(b) the current and continued use of the parking provided to the Venues pursuant to such agreements does not violate any applicable legal requirements.

                           (x) None of the Companies has received any written
notice from any insurance company that has issued a policy with respect to the Real Property or from any landlord of the Real Property requesting performance of any structural or other repairs or alterations to the Real Property.

                  (x) Outstanding Indebtedness. The Arena Bank Debt and certain indebtedness in favor of the National Bank of Detroit (which shall be released as of the Closing), none of the Companies has any outstanding indebtedness for borrowed money (excluding leases).

                  8.       REPRESENTATIONS AND WARRANTIES OF EACH MEMBER

                  Each Member represents and warrants for itself and not with respect to any other Member to SFX as follows:

                  (a) Authorization of Transaction. Such Member has full power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Member, enforceable in accordance with its terms and conditions. Such Member if a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. If such Member is not a natural person: such Member is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action; no other corporate or other proceeding on the part of such Member is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and this Agreement has been duly delivered by such Member.

                  (b) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate the certificate of formation and limited liability company agreement or other organizational documents of such Member or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Member is a party, by which it is bound or to which any of its assets is subject.

                  (c) The Membership Interests. Except as set forth on Schedule A, such Member holds of record and owns beneficially the number of Membership Interests set forth next to its name on Schedule A or Schedule 7(b), free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), security interests, options, warrants, purchase rights, contracts, commitments and equities. Such Member is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Member to sell, transfer, or otherwise dispose of any membership interest in any of the Companies (other than this

Agreement).

                  9. REPRESENTATIONS AND WARRANTIES OF SFX AND ACQUISITION SUB

                  SFX and Acquisition Sub represent and warrant to the Members as follows:

                  (a) Organization, Standing and Power. Each of SFX and Acquisition Sub is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner of and in the places in which such business is now being conducted. Each of SFX and Acquisition Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except such jurisdictions where the failure so to qualify would not result in a Material Adverse Effect with respect to SFX or Acquisition Sub.

                  (b) Due Authorization; Legal Authority; Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by SFX and Acquisition Sub (collectively, the "SFX Closing Documents"), and the consummation by SFX and Acquisition Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by SFX and Acquisition Sub. SFX and Acquisition Sub have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the SFX Closing Documents, and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the SFX Closing Documents, when executed by SFX and Acquisition Sub, on the one hand, and the Members, on the other hand, shall constitute legal, valid and binding obligations of SFX and Acquisition Sub enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

                  (c) No Conflicts, Etc. Except as set forth on Schedule 9(c), the execution and delivery of this Agreement, nor any of the other SFX Closing Documents, nor the consummation by SFX and Acquisition Sub of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of SFX or Acquisition Sub, (ii) to the knowledge of SFX, violate any statute, law, rule or regulation applicable to SFX or any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with, result in any breach of, constitute a default under, give rise to any right of termination or acceleration of any mortgage, indenture, or other agreement or writing of any nature to which SFX or Acquisition Sub is a party or by which they or their assets or properties may be bound. No consent or approval of, or notification to any person, party, court, governmental authority or other entity is required to be obtained by SFX or Acquisition Sub in connection with the execution and delivery of this Agreement or the performance of the terms hereof or the consummation of the transactions provided for herein, other than under the HSR Act.

                  (d) Litigation. Except as disclosed in the reports, registration statements, definitive proxy statements and other documents filed by SFX with the SEC since January 1, 1997, together with any amendments thereto, to the knowledge of SFX and Acquisition Sub, there are no actions, suits, claims, proceedings or investigations pending or threatened against SFX or Acquisition Sub at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby. There is no outstanding order, injunction or decree of any court or governmental agency against SFX or Acquisition Sub which would result, individually or in the aggregate, in a Material Adverse Effect with respect to SFX or Acquisition Sub or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby.

                  (e) Compliance; Governmental Authorizations. SFX and its properties and assets are in substantial compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties, except as set forth on Schedule 9(e). SFX has all material Permits necessary in the conduct of its business, and such material Permits are in full force and effect, no material violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the knowledge of SFX, threatened to revoke or limit any thereof, except as set forth on Schedule 9(e).

                  (f) No Required Stockholder Vote or Consent. The affirmative vote or consent of the holders of a majority of the outstanding shares of common stock of SFX or Acquisition Sub is not required to adopt this Agreement and approve the transaction contemplated hereby. No other vote or consent of the holders of any class or series of capital stock is required by law, the Certificate of Incorporation or By-Laws of SFX or Acquisition Sub or otherwise to adopt this Agreement and approve the other transactions contemplated hereby.

                  (g) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from SFX or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby except Bear Stearns & Co., Inc., whose fee shall be paid by SFX.

                  (h) Investment Intent. On the Closing Date, SFX or Acquisition Sub is acquiring the Membership Interests for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act. Each of SFX and Acquisition Sub is an accredited investor as defined in Regulation D of the Securities Act with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of entering into the transactions contemplated by this Agreement. The provisions of this Section 9(h) shall survive the Closing.

                  (i) Financial Capacity. Each of SFX and Acquisition Sub will have sufficient funds readily available to satisfy all of its obligations under this Agreement to be performed at Closing. Consummation of the transactions contemplated under this Agreement will not result in SFX or Acquisition Sub being deemed insolvent.

                  (j) Intentionally omitted.

                  (k) Due Diligence. Each of SFX and Acquisition Sub has had the full opportunity to review all requested documents from the Members concerning the Companies and/or the transactions contemplated by this Agreement, including, without limitation, the documents listed on
Schedule 9(k). Each of SFX and Acquisition Sub has undertaken such due diligence regarding such documents as SFX and Acquisition Sub deems adequate.

                  10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  Except for the representation set forth in Section 7(r), which shall survive for the applicable statute of limitations with respect thereto, or any voluntary extensions thereof, all representations and warranties made by any party to this Agreement or pursuant hereto are made as of the date hereof and shall survive the Closing for a period of 15 months and upon the expiration of such period shall lapse and be of no further force and effect.

                  11.      CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

                  (a) By the Members.

                           (i) Access to Records and Properties of the Companies. From and after the date hereof until the Closing Date, upon the prior consent of the Members, which shall not be uneasonably withheld, the Members shall afford and, with respect to clause (B) below, shall use reasonable efforts to cause the Companies' independent accountants to afford, (A) to the officers, independent accountants, counsel and other representatives of SFX, access at all reasonable times to the offices, properties, contracts, books and records of the Companies, and to such additional financial and operating data and other information about the business of the Companies, as SFX shall from time to time reasonably request; and (B) to SFX's independent accountants, confidential access to work papers and other records of the Companies' independent accountants.

                           (ii) Operation of the Business of the Companies. From the date hereof to the Closing Date, except as consented to or approved by an officer of SFX in writing or as required by this Agreement, the business of the Companies shall be operated and conducted in the ordinary course of business consistent with present practices.

                  12.      ADDITIONAL COVENANTS

                  (a) Cooperation.

                           (i) Subject to Section 16, SFX and the Members shall
                  cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

                           (ii) After the Closing, each of SFX and the Members
                  shall allow, and SFX and the Members shall cause their respective Affiliates to allow, each of their respective counsel, accountants and other representatives, such reasonable access to data and records of or relating to the Companies as each of SFX and the Members shall reasonably request.

                           (iii) Each of SFX and Acquisition Sub agrees that it
                  shall preserve and keep the records of the Companies delivered to it hereunder for a period of five (5) years from the Closing, or for any longer period as may be required by any government agency or as identified by SFX and the Members as being required for claims or litigation matters, and each of SFX and Acquisition Sub shall cause the Companies to make such records available to the Members as may be reasonably required in connection with any legal proceedings by or against the Members or governmental investigations or tax examination of the Members. In the event that SFX and Acquisition Sub wishes to destroy such records after the appropriate time periods, SFX shall give 180 days' prior written notice to the Members which shall have the right at its option and expense to take possession of said records within such 180-day period.

                  (b) Intentionally omitted.

                  (c) CEA/Arena Debt. It is expressly understood by and among the parties that, prior to Closing, Arena has used, or shall use, certain advance payments made under the Coke Sponsorship Agreement and the Ticketmaster Agreement to repay certain loans owing by Arena to certain of the Members in the amount of $500,000 plus accrued interest on such amount. As of Closing, the corresponding debt owed by CEA to Arena shall remain outstanding.

                  (d) No License; Name Change; Subsequent Filings. Neither SFX nor Acquisition Sub shall have any license or right to use in any manner the trademarks, tradenames, service marks, service names, copyrights, patents, trade secrets, know-how, or any applications relating to any of the foregoing, or other intellectual property rights, directly or indirectly, owned by, licensed to or relating to the Members, their Affiliates or otherwise incorporating or relating to the name "Nederlander" or any derivation or combination thereof in any form. As soon as practicable and in any event within five business days after the Closing Date, SFX or Acquisition Sub shall file with the Secretary of State or other appropriate official of each state or county in which any of the Companies is incorporated or qualified to transact business such documents, notices or certificates as are necessary to change the name of each of the Companies to a name that does not include the word "Nederlander," and shall promptly deliver written confirmation of such filing to the Members. As promptly as practicable and in any event within 45 days after the Closing Date, SFX or Acquisition Sub shall cause the Companies to cease using and shall use its best efforts to remove from all assets and property of the Companies the name "Nederlander," all related logos and trademarks and all derivatives thereof. SFX hereby indemnifies and holds the Members and their Affiliates harmless from and against any and all Losses in connection with SFX's or Acquisition Sub's breach or alleged breach of this
Section 12(d), including, but not limited to legal, investigative and other professional fees and expenses.

                  (e) Release of Guaranties, Etc. SFX shall use commercially reasonable efforts to obtain the release of the Members or any Affiliate of the Members from those guaranties, bonds, letters of credit or similar contingent obligations set forth in Schedule 12(e) hereto prior to the Closing, and shall indemnify and hold the Members and their Affiliates harmless from and against, and shall on demand reimburse them for, any Losses incurred by the Members and their Affiliates following Closing as a result of the failure by SFX to obtain any such release or to provide a replacement guaranty, bond, letter of credit or similar item. In no event shall SFX be liable to the Members and their Affiliates for any nonperformance by the Members and their Affiliates with respect to any of the obligations of the Members and their Affiliates covered by any guaranty, bond, letter of credit or similar item prior to Closing.

                  (f) Intentionally Omitted.

                  (g) Notice of Events. From time to time prior to the Closing Date, each party shall notify the others if it becomes aware of any matters or events arising or discovered subsequent to the date hereof that, if existing or known on the date hereof, would have rendered any statement, representation or warranty made by the other party (including any information contained in any schedule hereto) inaccurate or incomplete.

                  (h) Filings and Governmental Consents. Subject to Section 12(j), after the execution and delivery of this Agreement, the Members and SFX each shall use their commercially reasonable efforts to cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any governmental agency or body required in connection with the execution, delivery or performance of this Agreement or in connection with the transactions contemplated hereby.

                  (i) Hart-Scott Rodino Filing. On February 10, 1999, SFX and the Members shall file with the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act and shall use their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereto provided for under the HSR Act as a prerequisite to the consummation of the transaction provided for herein.

                  (j) Confidentiality.

                           (i) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, each of SFX and Acquisition Sub and their Subsidiaries agrees that they shall, and shall cause their officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by them from the Members (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of SFX, Acquisition Sub, their Subsidiaries or persons under their control, or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not, disclose such terms or information to others without the prior written consent of the Members, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this
         Section 12(j)(i), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                           (ii) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, the Members each agree that they shall, and shall cause their officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by them from SFX (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of the Members or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not disclose such terms or information to others without the prior written consent of SFX, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this Section 12(j)(ii), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                           (iii) In the event this Agreement is terminated, the Members, on the one hand, and SFX on the other, each agree if so requested by the other party, to return promptly or to destroy every document furnished to either of them by the other party or any division, associate or affiliate of such other party and any copies thereof which may have been made, and which is in its possession or under its control, in connection with the transactions contemplated hereby, and to cause its representatives, and any representative of financial institutions, partnerships and others to whom such documents were furnished, promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

                  (k) "As Is, Where Is" Acquisition. Notwithstanding anything in this Agreement to the contrary, it is expressly understood by and among the parties, that there are no representations, warranties or covenants, express or implied, made with respect to the condition of any real or personal property or other assets, tangible and intangible, which become property of SFX by virtue of the Transaction, except as expressly set forth herein. Furthermore, there are no representations, warranties or covenants, express or implied, being made with respect to any obligations, liabilities or potential liabilities associated with any of such assets except as expressly set forth herein. Finally, there are no representations, warranties or covenants made, express or implied, with respect to any information, projections, budgets or other financial information provided to SFX except as expressly set forth herein.

                  (l) Further Actions. Except as provided in Section 12(i), each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts: (i) to obtain all necessary waivers, consents and approvals, to give all notices and to effect all necessary registrations and filings, and (ii) to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby.

                  (m) Intentionally Omitted.

                  (n) Intentionally Omitted.

                  (o) Termination of Certain Agreements. The Agreements set forth on Schedule 12(o) shall have been terminated.

                  (p) Intentionally Omitted.

                  (q) Increased Down Payment. In the event that, following the submission of the Hart-Scott-Rodino Filing, either the U.S. Department of Justice or the U.S. Federal Trade Commission serves a "second request" on one or more of the parties to this Agreement, then SFX shall promptly deposit with the Members an additional $1,650,000. The parties agree that such amount shall be added to the Down Payment such that the aggregate amount of the Down Payment shall become $4,125,000. In such event, all references to the Down Payment in this Agreement shall mean the Down Payment as so increased.

                  13.      INDEMNIFICATION OF PURCHASER

                  Subject to Sections 10 and 16, the Members, jointly and severally, hereby agree that they will indemnify, save harmless and defend SFX and each of its Subsidiaries, Affiliates, officers and directors, from and against any and all Losses incurred by any of them by reason of, or arising out of:

                           (i) any claims of any broker or finder engaged by the Members or the Companies;

                           (ii) any breach of any representation or warranty by the Members or the Companies contained in this Agreement (including the schedules hereto);

                           (iii) any breach by the Members or the Companies of any covenant of this Agreement (or any other agreements entered into pursuant hereto); and

                           (iv) any personal injury or property damage claim attributable to the period prior to Closing up to an amount equal to the amount paid by SFX in respect of any such claim (but in no event to exceed an amount equal to the deductible under the applicable insurance policy); provided, however, that the Basket Amount (as defined below, shall not apply to any Losses incurred by SFX or its Subsidiaries under this Section 13 (iv) and shall not be counted toward determining any limitation on the Sellers' indemnity obligations under the Agreements.

                  14.      INDEMNIFICATION OF THE MEMBERS

                  Subject to the provisions of Sections 10 and 16, SFX and Acquisition Sub, jointly and severally, shall indemnify, save harmless and defend the Members and their respective shareholders, Subsidiaries, parents, Affiliates, officers and directors from and against any and all Losses incurred by any of them by reason of, or arising out of:

                           (i) any claims of any broker or finder engaged by SFX or Acquisition Sub;

                           (ii) any breach of any representation or warranty by SFX or Acquisition Sub contained in this Agreement (including the schedules hereto);

                           (iii) any breach by SFX or Acquisition Sub of any covenant of this Agreement (or any other agreements entered into pursuant hereto); and

                           (iv) any claim asserted against the Members under the Non-Imputation Affidavit (collectively, the "Non-Imputation Losses") (a) up to an amount equal to the Basket Amount (as hereinafter defined) (which amount shall be reduced by the aggregate amount of any Deductible Losses suffered by SFX or Acquisition Sub for which they have been indemnified by the Members under Section 13(ii) or 13(iii) of all of the Agreements) and SFX shall reimburse the Members on demand for any such Non-Imputation Losses covered by this
         Section 14(iv)(a), provided, however, if Deductible Losses under all of the Agreements in the aggregate exceed the Basket Amount, the Members shall promptly reimburse SFX for any amounts paid to the Members by SFX under this Section 14(iv)(a), and (b) which exceed the sum of $6,500,000 (which amount shall be reduced by the amount of all Deductible Losses suffered by SFX or Acquisition Sub for which they have been indemnified by the Members under Section 13(ii) or 13(iii) of all of the Agreements) and the amount of any such Non-Imputation Losses shall be paid by SFX to the Members upon demand.

                  15.      RULES REGARDING INDEMNIFICATION

                  (a) The rights and obligations of each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor") shall be governed by the following rules:

                           (i) The Indemnitee shall give prompt written notice to the Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in Sections 13 and 14, stating the nature and basis of said claims and the amount thereof, to the extent known; provided, however, that any claim for indemnification hereunder must be received by the Indemnitor within six months after the Closing Date.

                           (ii) In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained in Section 13 and 14, the Indemnitor shall have thirty (30) days after receipt of notice of such action, suit or proceeding to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate), and the Indemnitee shall cooperate with it in connection therewith. The Indemnitor shall permit the Indemnitee to participate in such settlement or defense through counsel chosen by such Indemnitee. If the Indemnitee elects to so participate, the fees and expenses of such counsel shall be borne by the Indemnitee. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (2) is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnitee for payment of such claim, the Indemnitee shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnitee shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty
         (30) days after the receipt of a notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnitee that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnitee's property as contemplated above, the Indemnitee shall have the right to contest, settle and/or compromise the claim and, to the extent the actions, if any, taken by the Indemnitee in settling or compromising such claim are reasonable and in good faith, the Indemnitee shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                           (iii) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend without Indemnitee's consent unless the Indemnitor fully indemnifies the Indemnitee for all Losses and such settlement does not involve (i) the entry of injunctive or other equitable relief against the Indemnitee or (ii) an admission of guilt or wrongdoing.

                  (c) Subject to Section 15(d), the Members in the aggregate shall not be responsible for Losses indemnifiable under Sections 13(ii) or
(iii) ("Deductible Losses") unless and
until such Deductible Losses in the aggregate exceed an amount equal to $450,000 (the "Basket Amount"), as reduced by any Non-Imputation Losses theretofore reimbursed by SFX to the Members. In the event that the aggregate of such Deductible Losses exceeds the Basket Amount, the Members in the aggregate shall indemnify SFX and all other indemnified parties for all Deductible Losses including the Basket Amount. For purposes of this
Section 15(c), Deductible Losses shall be comprised of the aggregate amount of such Deductible Losses under each of the Agreements. In no event shall the collective indemnity obligations of the Members, the Shareholders, the Seller and or the Sellers (as each such term is defined herein and in the Stock Purchase Agreement, the Asset Purchase Agreement and the Albuquerque/Festivals Agreement, respectively) for Deductible Losses under Section 13 in all of the Agreements plus an amount equal to all Non-Imputation Losses in the aggregate exceed $6.5 million, provided, however, that the Basket Amount shall not apply to any breach of the representation and warranty set forth in Section 7(x) and such Losses shall not be counted toward determining whether the aggregate Deductible Losses or Non-Imputation Losses exceed $6.5 million. Deductible Losses subject to indemnification under Section 15(c) shall not include Compliance Losses (defined below) subject to indemnification under Section 15(d).

                  (d) Notwithstanding the first two sentences of Section 15(c) and solely with respect to the representations and warranties contained in
Section 7(k) and Section 7(o) of this Agreement (and, for the purposes of determining whether or not a breach of such representations and warranties has occurred, without giving effect to whether such representations are limited to the actual knowledge of the Members), the Members shall indemnify SFX and all other indemnified parties for all actual out-of-pocket expenditures by such parties with respect to Compliance Losses (as defined below) in the aggregate in excess of $700,000 (the "Special Basket Amount") which are incurred by SFX or any such other indemnified parties as a result of: (x) any structural repairs to any Real Property which SFX or any such indemnified parties shall commence on or before the date which is fifteen months following the Closing Date, but only to the extent that such structural repairs are required to be performed by the tenant pursuant to the express provisions of the applicable Lease for such Real Property or, if the applicable Lease is silent as to whether the landlord or the tenant is required to perform such work, as required by law solely because of such party's status as a tenant under such applicable Lease, and (y) SFX or any such indemnified parties being required to remediate, and commencing such remediation, on or before the date which is fifteen months following the Closing Date, with respect to any hazardous substances on any of the Real Property which hazardous substances were released, discharged or disposed of by the Companies on such Real Property and the remediation of which is (a) required to be performed in order to comply with an Environmental Law and (b) is required to be performed by the tenant under the applicable Lease for such Real Property or, if the applicable Lease is silent as to whether the landlord or the tenant is required to perform such work, as required by law solely because of such party's status as a tenant under such applicable Lease (collectively, the "Compliance Losses"). For purposes of this Section 15(d), Compliance Losses shall be comprised of the aggregate amount of such Compliance Losses under all of the Agreements. Notwithstanding the limitation on the aggregate amount of the indemnity obligations of the Members, the Shareholders, the Seller and the Sellers under
Section 13 contained in the last sentence of Section 15(c), in the event that the amount of the Compliance Losses, when added to the total amount of Deductible Losses subject to indemnification under Section 13 with respect to all Agreements, shall cause the aggregate Deductible Losses and Compliance Losses to exceed the sum of $6,500,000, then, solely to the extent of the amount of the

Compliance Losses, such limitation shall be increased to the sum of $8,500,000 with respect to all such Compliance Losses in the aggregate. By way of example,
(A) in the event that all Deductible Losses under Section 13 shall equal the sum of $6,000,000 in the aggregate and the Compliance Losses shall equal the sum of $3,000,000 in the aggregate, SFX shall be entitled to recover the amount of $6,000,000 in respect of such Deductible Losses and the amount of $2,300,000 in respect of such Compliance Losses, and (B) in the event that all Deductible Losses under Section 13 shall equal the sum of $8,000,000 and Compliance Losses shall equal the sum of $1,200,000, SFX shall be entitled to recover the aggregate sum of $7,000,000 representing $6,500,000 of Deductible Losses and $500,000 of Compliance Losses. Any breach of the representations and warranties set forth in Section 7(o) which is not subject to this Section 15(d) shall be subject to Section 15(c).

                  (e) If any Indemnitee shall have actual knowledge as of the Closing Date that any of the representations or warranties of any other party hereto contained herein are false or inaccurate or that an Indemnitor is in breach of any covenant or obligation under this Agreement, then the Indemnitor shall have no liability for any loss resulting from or arising out of the falsity or inaccuracy of such representations or warranties, or the breach of such covenant or obligation.

                  (f) Any indemnifiable Loss hereunder shall be calculated on a net after tax basis and shall be reduced by the amounts actually recovered by the Indemnitee from its insurance carriers and any amounts recovered by such party subsequent to the payment by the Indemnitor with respect to the same claim shall be remitted to the Indemnitor; provided that such remittance shall not exceed the amount of the indemnification payment made by such Indemnitor.

                  (g) The remedies provided in Sections 13, 14 and 15 shall be the sole and exclusive remedies of the parties with respect to any breach of a representation, warranty or covenant by another party under this Agreement, except as set forth elsewhere in this Agreement.

                  (h) All indemnification payments shall be treated by the parties as adjustments to the Purchase Price.

                  16.      TERMINATION

                  (a) This Agreement may be terminated at any time prior to the Expiration Date:

                           (i) by mutual consent of all of the parties; or

                           (ii) by either SFX or the Members if there has been a breach of this Agreement on the part of the other party which has or could reasonably be expected to have a Material Adverse Effect on such other party and its Subsidiaries and Affiliates taken as a whole, and such other party has failed to cure such breach after not less than 10 days' notice thereof; or

                           (iii) by SFX during the period between May 17, 1999 and May 21, 1999, if the Members have provided SFX with ten business days prior written notice that, notwithstanding their commercially reasonable efforts, the Members will be unable to obtain one or more of the consents, waivers or amendments listed on Schedule 7(e) prior to the

         Closing Date; provided that if SFX does not terminate the Agreement during such period then the requirement to obtain the consents, waivers and amendments specified in the Members' notice to SFX shall be deemed waived; or

                           (iv) by either SFX or the Members if the transactions contemplated herein have not been consummated by August 31, 1999 (the "Expiration Date").

                  (b) If this Agreement is terminated by the Members pursuant to Section 16(a)(iv) and as of such date (i) the condition set forth in Section 6(f) has not been fulfilled and (ii) each of the conditions in Section 5 other than the condition set forth in Section 5(f) have been satisfied or are readily capable of being satisfied and the Members shall have delivered to SFX a certificate signed by each of them to such effect, then (x) $2,475,000 of the Down Payment shall become non-refundable liquidated damages (the "Termination Fee") and (y) the Members shall promptly (and in no event later than five business days from the date of termination) refund the remaining $1,650,000 of the Down Payment, together with all accrued interest thereon; provided, however, that the Termination Fee shall be increased by $1,650,000 such that the entire Down Payment shall become non-refundable liquidated damages if SFX failed to use its best efforts to obtain HSR Clearance.

                  (c) If this Agreement is terminated by SFX pursuant to
Section 16(a)(iv) and as of such date the condition set forth in Section 6(f) has not been fulfilled, then the Members shall be entitled to retain the entire Down Payment as liquidated damages.

                  (d) If this Agreement is terminated by the Members under
Section 16(a)(ii), then the Members shall be entitled to the Termination Fee as liquidated damages, provided that there has not been a breach on the part of the Members which gives SFX the right to terminate this Agreement under Section 16(a)(ii). If the Members retain the Termination Fee pursuant to this Section 16(d), then the Members promptly shall refund the remaining $2,500,000 of the Down Payment together with all accrued interest thereon, if such amount has theretofore been deposited with the Members under Section 12(q). If this Agreement is terminated by SFX under Section 16(a)(ii), then the Members promptly shall refund the Down Payment together with all accrued interest thereon, provided that there has not been a breach on the part of SFX which gives the Members the right to terminate this Agreement under
Section 16(a)(ii).

                  (e) Notwithstanding any other provision of this Agreement, if each of the conditions set forth in Section 5 have been satisfied or are readily capable of being satisfied and the Members have delivered to SFX a certificate signed by each of them to such effect and SFX refuses to effect the transactions contemplated by this Agreement, then the Members shall be entitled to retain the entire Down Payment as liquidated damages.

                  (f) The parties agree that the amounts payable pursuant to paragraphs (b), (c), (d) and (e) above are reasonable liquidated damages considering all of the actual damages reasonably expected to result from the termination of this Agreement as described therein. The parties further agree that, to the fullest extent permitted by law, the payment of such liquidated damages as provided therein shall be its sole and exclusive remedy if the Closing does not occur because of a termination of this Agreement under the circumstances described therein.

                  (g) If this Agreement is terminated pursuant to this
Section 16, notwithstanding any provision in the Confidentiality Agreement to the contrary, SFX's obligations under the Confidentiality Agreement shall continue for 18 months from the date of termination.

                  17.      MISCELLANEOUS

                  (a) Expenses, Etc. Except for all real property transfer taxes, if any, which shall be paid by the Members, all costs, fees or expenses (including, without limitation, legal and accounting fees), incurred by the parties hereto, shall be borne by such party incurring such costs, fees or expenses.

                  (b) Parties in Interest; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Members and their respective successors and permitted assigns, and SFX and its successors and permitted assigns. No third party rights shall attach to any parties other than the parties hereto. This Agreement shall not be assignable without the written consent of the other parties, except that SFX may assign its rights and obligations hereunder to any direct or indirect Subsidiary, provided that SFX remains a party to this Agreement and shall be primarily responsible for all obligations of any Subsidiary of SFX hereunder.

                  (c) Appointment of Agent for Members. Each Member hereby appoints and authorizes Robert Nederlander to act as agent on its behalf and to exercise those powers and discretion under the terms of this Agreement as are delegated to the Members, together with such powers and discretion as are reasonably incidental thereto, including, without limitation, those powers necessary to carry out this Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected by the Members in so acting or refraining from acting) on the instructions of the Members and such instructions shall be binding on the Members. The Agent shall not be liable to the Members for any action taken or omitted to be taken by him under or in connection with this Agreement except for gross negligence, willful misconduct or fraud.

                  (d) Specific Performance. The parties hereto recognize that, in the event the Members refuse to perform the provisions of this Agreement, monetary damages will not be adequate. SFX shall therefore be entitled in such event to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement by SFX, the Members shall waive the defense that there is an adequate remedy at law or equity and shall agree that SFX has the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

                  (e) Mutual Release. Effective as of the Closing, each of the Members and each of the Companies, for themselves and their respective representatives, Affiliates, immediate family members, successors and assigns (collectively, "Releasors"), hereby forever release and discharge the other and their respective Affiliates, immediate family members, predecessors, successors, and assigns and their respective stockholders, members, principals, partners, directors, officers, agents, employees and representatives, past, present or future, and their respective successors and assigns (collectively, "Releasees"), from and against any and all claims (including, without limitation, claims for indemnification or contribution), causes of action, liabilities, obligations, costs, expenses (inclusive of attorneys fees and expenses), suits, debts, sums of money, account, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, vacancies, trespasses, damages, judgments, executions and demands whatsoever, in law or in equity, whether known or unknown, of any kind or nature whatsoever, that Releasors, or any of them, ever had, now have or may have in the future, against Releasees, or any of them by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter prior to the Closing Date, whether the same be in administrative proceedings, at law, in equity or mixed, in the United States of America or in any other jurisdiction. Nothing contained in this Section 17(e) shall effect a release, modification, waiver or amendment of the indemnification obligations set forth in Sections 13, 14 and 15 of this Agreement or the obligations in Section 12.

                  (f) Entire Agreement; Amendments. This Agreement, including all schedules, exhibits and other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter, except that the terms and conditions of the Confidentiality Agreement dated as of August 10, 1998, by and between SFX, on the one hand, and GDT, Arena, Ned Cincinnati, Nederlander of Ohio, Inc. and Ned Club, on the other hand, as amended pursuant to that certain amendment dated August 17, 1998, shall remain in full force and effect. This Agreement may be amended, modified or terminated only by a written instrument duly executed by all of the parties hereto.

                  (g) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference will be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "knowledge" or "actual knowledge" in this Agreement with respect to the entities which are parties hereto shall refer to the actual knowledge of the signatories for such parties and such officers, responsible employees, members or managers, as the case may be, of the parties reasonably necessary to assure the material accuracy of the representations and warranties. The terms used in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any person are also to its permitted successors and assigns.

                  (h) Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement ("notice") shall be sufficiently given or made if in writing and delivered in person with receipt acknowledged, sent by registered or certified mail, return receipt requested, postage prepaid, sent by overnight courier with guaranteed next day delivery or sent by telex or facsimile to the party to whom directed at the following address:

                           If to the Members to:

                           Robert Nederlander
                           810 Seventh Avenue
                           New York, NY  10019
                           Facsimile:  (212) 586-5862

                           with copies to:

                           Lenard & Gonzalez LLP
                           1900 Avenue of the Stars
                           25th Floor
                           Los Angeles, CA 90067
                           Facsimile:   (310) 552-0740
                           Attention:   Allen D. Lenard, Esq.

                           and

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036-8299
                           Facsimile:  (212) 969-2900

                           Attention:  Kenneth S. Hilton, Esq.

                           If to SFX, to:

                           SFX Entertainment, Inc.
                           650 Madison Avenue
                           16th Floor
                           New York, New York  10022
                           Facsimile:  (212) 486-4840
                           Attention:  Kraig Fox, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, three business days after the same shall have been deposited in the United States mail, one business day after sent by overnight courier or on the day telexed or faxed.

                  (i) Materiality/Schedules. Inclusion of information on any schedule or other writing annexed to or delivered pursuant to this Agreement does not constitute an admission or acknowledgment of the materiality of such information. Information disclosed in any particular schedule annexed hereto shall, for the purposes of all representations and warranties made herein, be deemed included in all other schedules annexed hereto.

                  (j) Further Assurances. After the Closing Date, without further consideration, the Members and SFX shall take such further action and shall execute and deliver such further documents as either party shall reasonably request in order to carry out the provisions and purposes of this Agreement.

                  (k) Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

                  (l) Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED SOLELY WITHIN SUCH STATE. THE PARTIES EXPRESSLY AGREE THAT ANY CONTROVERSY, DISPUTE OR CLAIM WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT BROUGHT BY ANY PARTY HERETO SHALL BE ADJUDICATED SOLELY BY THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, APPLYING NEW YORK LAW WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAW AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SAID COURT AND WAIVE ANY OBJECTION THEY MAY HAVE TO THE DESIGNATION OF A FORUM OR VENUE OF SUCH COURT SET FORTH HEREIN AND FURTHER WAIVE ANY RIGHTS TO A JURY TRIAL.

                  (n) Severability. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                                      NEDERLANDER ARENA MANAGEMENT, LLC

                                      By: /s/ Raymond S. Harris
                                          ------------------------------
                                          Name:  Raymond S. Harris
                                          Title: Member and Chief Financial
                                                   Officer


                                      NEDERLANDER CINCINNATI, LLC

                                      By: /s/ Raymond S. Harris
                                          ------------------------------
                                          Name:  Raymond S. Harris
                                          Title: Member, Secretary and
                                                   Treasurer


                                      NEDERLANDER CLUB MANAGEMENT, LLC

                                      By: /s/ Raymond S. Harris
                                          ------------------------------
                                          Name:  Raymond S. Harris
                                          Title: Member and Chief Financial
                                                   Officer


                                      OHIO ARENA PARTNERS LLC

                                      By: RER Ohio Corp.

                                      By: /s/ Robert E. Nederlander
                                          ------------------------------
                                          Name:  Robert E. Nederlander
                                          Title: President


                                      RAYMOND S. HARRIS

                                      /s/ Raymond S. Harris
                                      ----------------------------------

                                      MICHAEL C. SMITH

                                      /s/ Michael C. Smith
                                      ----------------------------------

                                      MARK J. CAMPANA

                                      /s/ Mark J. Campana
                                      ----------------------------------

                                      HARRY J. NEDERLANDER

                                      /s/ Harry J. Nederlander
                                      ----------------------------------

                                      SCOTT E. NEDERLANDER

                                      /s/ RAYMOND S. HARRIS as Attorney-in-fact
                                      -----------------------------------------

                                      SFX ENTERTAINMENT, INC.

                                      By: /s/ Richard A. Liese
                                          -------------------------------
                                          Name:  Richard A. Liese
                                          Title: Senior Vice President

                                      CONCERT ACQUISITION SUB, INC.

                                      By: /s/ Richard A. Liese
                                          -------------------------------
                                          Name:  Richard A. Liese
                                          Title: Vice President

                               TABLE OF CONTENTS

                                                                                                               Page
1.       Definitions..............................................................................................2

2.       Purchase and Sale of Membership Interests................................................................2

3.       Closing..................................................................................................2
         (a)      Time and Place of Closing.......................................................................2
         (b)      Down Payment....................................................................................2
         (c)      Purchase Price..................................................................................2
         (d)      Adjusted Closing Cash Payment.  ................................................................3
         (e)      Closing Transactions............................................................................3
         (f)      Apportionments..................................................................................5
         (g)      Arena Option. ..................................................................................8

4.       Post-Closing Adjustments.................................................................................8
         (a)      Crown Arena.....................................................................................8
         (b)      Crown Earnout...................................................................................9
         (c)      Arbitration....................................................................................10
         (d)      Taft Clawback..................................................................................10

5.       Conditions to Obligations of SFX........................................................................12
         (a)      Representations and Warranties.................................................................12
         (b)      Performance of Agreements......................................................................12
         (c)      Litigation; Consents...........................................................................12
         (d)      Intentionally Omitted..........................................................................12
         (e)      Closing Deliveries.............................................................................12
         (f)      Hart-Scott-Rodino Waiting Period.  ............................................................12

6.       Conditions to Obligations of the Members................................................................13
         (a)      Representations and Warranties.................................................................13
         (b)      Performance of Agreements......................................................................13
         (c)      Litigation; Consents...........................................................................13
         (d)      Intentionally Omitted..........................................................................13
         (e)      Closing Deliveries.............................................................................13
         (f)      Hart-Scott-Rodino Waiting Period.  ............................................................13

7.       Representations and Warranties of the Companies.........................................................14
         (a)      Organization, Standing and Power...............................................................14
         (b)      Capitalization.................................................................................14
         (c)      Crown Ownership Interests......................................................................14
         (d)      Due Authorization; Legal Authority, Binding Effect.............................................14
         (e)      No Conflicts; Consents.........................................................................15
         (f)      Organizational Documents.......................................................................15
         (g)      Financial Statements...........................................................................15



                                       i





         (h)      Liabilities....................................................................................16
         (i)      Absence of Changes.............................................................................16
         (j)      Foreign Person.................................................................................17
         (k)      Environmental Matters..........................................................................17
         (l)      Insurance......................................................................................17
         (m)      Litigation, Etc................................................................................18
         (n)      Material Contracts.............................................................................18
         (o)      Compliance; Governmental Authorizations........................................................18
         (p)      Employee Benefit Plans.........................................................................18
         (q)      Employees......................................................................................20
         (r)      Taxes..........................................................................................21
         (s)      No Brokers or Finders..........................................................................22
         (t)      Title to Properties............................................................................22
         (u)      Intellectual Property..........................................................................22
         (v)      Transactions With Affiliates...................................................................22
         (w)      Real Property..................................................................................23
         (x)      Outstanding Indebtedness.......................................................................24

8.       Representations And Warranties Of Each Member...........................................................25
         (a)      Authorization of Transaction...................................................................25
         (b)      Noncontravention...............................................................................25
         (c)      The Membership Interests.......................................................................25

9.       Representations and Warranties of SFX and Acquisition Sub...............................................25
         (a)      Organization, Standing and Power...............................................................25
         (b)      Due Authorization; Legal Authority; Binding Effect.............................................26
         (c)      No Conflicts, Etc..............................................................................26
         (d)      Litigation.....................................................................................26
         (e)      Compliance; Governmental Authorizations........................................................27
         (f)      No Required Stockholder Vote or Consent........................................................27
         (g)      No Brokers or Finders..........................................................................27
         (h)      Investment Intent..............................................................................27
         (i)      Financial Capacity.............................................................................27
         (j)      Intentionally omitted..........................................................................27
         (k)      Due Diligence..................................................................................27

10.      Survival of Representations and Warranties..............................................................28

11.      Conduct and Transactions Prior to Closing...............................................................28
         (a)      By the Members.................................................................................28
                  (i)      Access to Records and Properties of the Companies.....................................28
                  (ii)     Operation of the Business of the Companies............................................28

12.      Additional Covenants....................................................................................28
         (a)      Cooperation....................................................................................28
         (b)      Intentionally omitted..........................................................................29


                                       ii





         (c)      CEA/Arena Debt.................................................................................29
         (d)      No License; Name Change; Subsequent Filings....................................................29
         (e)      Release of Guaranties, Etc.....................................................................29
         (f)      Intentionally Omitted..........................................................................30
         (g)      Notice of Events...............................................................................30
         (h)      Filings and Governmental Consents..............................................................30
         (i)      Hart-Scott Rodino Filing.......................................................................30
         (j)      Confidentiality................................................................................30
         (k)      "As Is, Where Is" Acquisition..................................................................31
         (l)      Further Actions................................................................................31
         (m)      Intentionally Omitted..........................................................................32
         (n)      Intentionally Omitted..........................................................................32
         (o)      Termination of Certain Agreements..............................................................32
         (p)      Intentionally Omitted..........................................................................32
         (q)      Increased Down Payment.........................................................................32

13.      Indemnification of Purchaser............................................................................32

14.      Indemnification of the Members..........................................................................33

15.      Rules Regarding Indemnification.........................................................................33

16.      Termination.............................................................................................36

17.      Miscellaneous...........................................................................................38
         (a)      Expenses, Etc..................................................................................38
         (b)      Parties in Interest; Assignment................................................................38
         (c)      Appointment of Agent for Members...............................................................38
         (d)      Specific Performance...........................................................................38
         (e)      Mutual Release.................................................................................38
         (f)      Entire Agreement; Amendments...................................................................39
         (g)      Interpretation.................................................................................39
         (h)      Notices........................................................................................40
         (i)      Materiality/Schedules..........................................................................41
         (j)      Further Assurances.............................................................................41
         (k)      Waivers........................................................................................41
         (l)      Counterparts...................................................................................41
         (m)      GOVERNING LAW..................................................................................41
         (n)      Severability...................................................................................41

LIST OF SCHEDULES AND EXHIBITS...................................................................................iv


                         LIST OF SCHEDULES AND EXHIBITS

Exhibit 1                            Definitions
Schedule A                           Membership Interests
Schedule 3(c)(iii)                   Allocation of Purchase Price
Exhibit 3(e)(i)(E)                   Form of Opinion of Counsel to the Members
Schedule 3(e)(i)(G)                  Estoppel Certificates
Exhibit 3(e)(i)(I)                   Form of Non-Imputation Affidavit
Exhibit 3(e)(ii)(D)                  Form of Opinion of Counsel to SFX
Schedule 5(b)                        Performance of Agreements
Schedule 7(a)                        Jurisdictions Qualified
Schedule 7(b)                        Outstanding Securities and Commitments
Schedule 7(c)                        Crown Arena Organization Chart and Liens
Schedule 7(e)                        Violations, Conflicts and Required Consents
Schedule 7(g)                        Financial Statements
Schedule 7(h)                        Outstanding Financial Liabilities
Schedule 7(i)                        Material Changes in Operations
Schedule 7(k)                        Environmental Law Violations
Schedule 7(k)(ii)                    Material Environmental Permits
Schedule 7(l)                        Insurance Policies and Unresolved Claims Thereunder
Schedule 7(m)                        Pending and Threatened Litigation
Schedule 7(n)                        Material Contracts
Schedule 7(o)                        Compliance and Governmental Authorizations of the Companies
Schedule 7(p)                        Employee Benefit Plans
Schedule 7(q)                        Employee Information
Schedule 7(r)                        Tax Returns Not Filed
Schedule 7(t)                        Exceptions to Title
Schedule 7(v)                        Transactions with Affiliates
Schedule 7(w)                        Real Property




                                       iv






Schedule 9(c)                        Violations and Conflicts
Schedule 9(e)                        Compliance and Governmental Authorizations of SFX
Schedule 9(k)                        Documents Provided to SFX and Acquisition Sub
Schedule 12(e)                       Release of Guaranties
Schedule 12(o)                       Agreements to be Terminated



                                                                    EXHIBIT 1

                                  DEFINITIONS

As used in the Agreement, the following terms have the following definitions:


"Adjusted Closing Cash Payment"             has the meaning set forth in Section 3(d) of the Agreement.

"Affiliate"                                 means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person.

"Agreement"                                 means this Membership Interest Purchase Agreement,
                                            including Exhibits and Schedules attached hereto.

"Agreements"                                means this Membership Interest Purchase Agreement, the
                                            Stock Purchase Agreement, the Asset Purchase Agreement
                                            and the Albuquerque/Festivals Agreement.

"Apportionment Arbitration"                 has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Arena"                                     Nederlander Arena Management Co., LLC.

"Arena Management Agreement"                has the meaning set forth in the Recitals to the Agreement.

"Balance Sheets"                            has the meaning set forth in Section 7(h) of the Agreement.

"Basket Amount"                             has the meaning set forth in Section 15(c) of the Agreement.

"Benefit Plans"                             has the meaning set forth in Section 7(p)(i) of the Agreement.

"Call Option"                               has the meaning set forth in Section 3(g) of the Agreement.

"Cincinnati Adjustment"                     has the meaning set forth in Section 3(d) of the Agreement.

"Closing"                                   means the consummation of the transactions contemplated by the Agreement.

"Closing Date"                              has the meaning set forth in Section 3(a) of the Agreement.

"COBRA"                                     means the Consolidated Omnibus Budget Reconciliation Act
                                            of 1985, as amended, and any regulations promulgated
                                            thereunder.



                                       i






"Code"                                      means the Internal Revenue Code of 1986, as amended, and
                                            any regulations promulgated thereunder.

"Coke Sponsorship Agreement"                has the meaning set forth in Section 3(f)(i)(B)(2) of the
                                            Agreement.

"Confidentiality Agreement"                 means the Confidentiality Agreement dated as of August 10,
                                            1998, by and between SFX, on the one hand, and GDT,
                                            Arena, Nederlander Cincinnati LLC, Nederlander of Ohio,
                                            Inc. and Nederlander Club Management LLC, on the other
                                            hand, as amended pursuant to that certain amendment dated
                                            August 17, 1998.

"Crown Interests"                           has the meaning set forth in the Recitals to the Agreement.

"Deductible Losses"                         has the meaning set forth in Section 15(c) of the Agreement.

"Disputed Apportionments"                   has the meaning set forth in Section 3(f)(iii) of the
                                            Agreement.

"Down Payment"                              has the meaning set forth in Section 3 of the Agreement, and as may be modified by Section 12(q) of the Agreement.

"Encumbrances"                              means any security interests, liens, pledges, claims of third parties of any nature whatsoever, leases, charges, escrows, encumbrances, options, rights of first refusal, transfer
                                            restrictions, mortgages, hypothecations, indentures,
                                            security agreements or other similar agreements, arrangements, contracts, commitments, understandings or obligations.

"Environmental Laws"                        means any federal, state, or local statute, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances, directives, policy statements, opinions, injunctions, or orders) relating to the injury to, or the pollution or protection of, the environment or to human health or safety.

"ERISA"                                     means the Employee Retirement Income Security Act of
                                            1974, as amended, and any regulations promulgated

                                            thereunder.

"Escrow Agent"                              has the meaning set forth in Section 4(d) of the Agreement.

"Exchange Act"                              means the Securities Exchange Act of 1934, as amended.



                                       ii





"Expiration Date"                           has the meaning set forth in Section 16(c)(iii) of the
                                            Agreement.

"Final Schedule"                            has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Financials"                                means the separate financial statements of each of the
                                            Companies as of and for the periods indicated therein as set forth on Schedule 7(g).

"GDT"                                       has the meaning set forth in the Preamble of the Agreement.

"Governmental Authority"                    means any federal, state or local government, or political subdivision thereof and any person exercising executive, legislative, judicial, regulatory or administrative functions of or
                                            pertaining to government.

"Hart-Scott Rodino Filing"                  means the Notification and Report Form[s] filed by SFX and the Members with the United States Department of Justice and the Federal Trade Commission in
                                            accordance with the notification requirements of the HSR Act.

"Hart-Scott-Rodino Waiting Period"          means all applicable waiting periods in respect of the
                                            transactions contemplated by this Agreement under the HSR Act.

"Hazardous Substances"                      means petroleum, petroleum products, petroleum-derived
                                            substances, radioactive materials, hazardous wastes,
                                            polychlorinated biphenyls, lead based paint, radon, urea
                                            formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances,"
                                            "hazardous materials," "hazardous constituents," "toxic
                                            substances," "pollutants," "contaminants" or any similar
                                            denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

"Health Plans"                              has the meaning set forth in Section 12(b)(iii) of the
                                            Agreement.

HSR Act                                     means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
                                            as amended, and any regulations promulgated therein.



                                      iii





"HSR Clearance"                             means the expiration or termination of the Hart-Scott-Rodino
                                            Waiting Period.

"Indemnitee"                                has the meaning set forth in Section 15(a) of the Agreement.

"Indemnitor"                                has the meaning set forth in Section 15(a) of the Agreement.

"IRS"                                       the Internal Revenue Service

"Law"                                       means any federal, foreign, state, or local statute, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances, directives, policy statements, opinions, injunctions, or orders).

"Lease Termination Notice"                  has the meaning set forth in Section 4(d) of the Agreement.

"Leases"                                    means any of the real property, leases, royalty interests, net profits interests, licenses, concessions or other interests in real property of Arena.

"Legal Requirement"                         means an action which an individual or entity is required
                                            to take, or to refrain from taking, by any Law.

"Liens"                                     means liens, claims, charges, options, rights of first refusal, pledges, security interests, mortgages, indentures or other encumbrances or third party rights of any kind, written or oral.

"Losses"                                    means all claims, damages, liabilities, losses, costs, and expenses, including without limitation attorneys' fees and expenses.

"Material Adverse Effect"                   means an event, loss, damage, condition or state of facts of any character which materially adversely affects or can
                                            reasonably be expected in the ordinary course of events to materially adversely affect the business, financial condition, results of operations, assets or liabilities of an entity as a whole; provided, however, that any loss or damage shall be disregarded to the extent it is caused by or attributable to a change in the economic or political conditions or events
                                            affecting an entity's industry generally (whether general or regional in nature or limited to any area where any assets of an entity are located); and provided further that in no event shall any occurrence, event, loss, damage, condition or state of facts of any character affecting SFX or its business be construed to be a Material Adverse Effect with respect to the



                                       iv



                                            Members.


"Material Contract"                         means a written contract or other legally binding obligation of a contractual nature to which any of the Companies is a party that (i) is an agreement for the lease of personal property to or from any person providing for lease payments in excess of
                                            $50,000 per year; (ii) is an agreement for the purchase or sale of raw materials, commodities, supplies or other personal
                                            property, or for the furnishing or receipt of services, the performance of which has a remaining term of more than 12
                                            months or involves unpaid consideration in excess of
                                            $50,000; (iii) is a profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of its current or former directors, officers and employees; (iv) is a contract for the employment of any current or former director or officer of any of the Companies; (v) involves a transaction with an
                                            Affiliate of the Members that is not arms-length or on terms that are less than fair market, (vi) is an indenture, note, loan or credit agreement or other contract relating to the borrowing of money or the issuance of letters of credit by any of the
                                            Companies or (vii) otherwise  involves the payment or receipt by any of the Companies of a net amount of $100,000 or more within a one-year period.

"Members"                                   means the individuals and/or entities listed on Schedule A.

"Membership Interests"                      has the meaning set forth in Section 2 of the Agreement.

"Nederlander Closing Documents              has the meaning set forth in Section 7(d) of the Agreement.

"Net Taft Earnings"                         has the meaning set forth in Section 4(d) of the Agreement.

"Notice of Dispute"                         has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Option Interest"                           has the meaning set forth in Section 3(g) of the Agreement.

"Participant"                               has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"Permits"                                   means any permit, license, order, approval or other authorization which is required under applicable Laws.

"Preamble"                                  means the introductory paragraph and recitals and other text of the Agreement preceding Section 1.


                                       v






"Pre-Closing Termination Notice"            has the meaning set forth in Section 4(d) of the Agreement.

"Purchase Price"                            has the meaning set forth in Section 3(c) of the Agreement.

"Put Option"                                has the meaning set forth in Section 3(g) of the Agreement.

"SEC"                                       means the Securities and Exchange Commission.

"Securities Act"                            means the Securities Act of 1933, as amended.

"SFX"                                       SFX Entertainment, Inc.

"SFX Shares"                                has the meaning set forth in Section 3(c)(iii) of the Agreement.

"SFX 401(k) Plan"                           has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"SFX Amount"                                has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"SFX Benefit Plans"                         means (A) each employee benefit plan, as defined in Section
                                            3(3) of ERISA, and (B) to the extent not covered under (A)
                                            above, each material stock option, bonus, deferred
                                            compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness, disability,
                                            severance, restricted stock or other material employee benefit plan, policy or arrangement, sponsored, maintained or
                                            contributed to by SFX or by a SFX ERISA Affiliate for the
                                            benefit of employees or former employees of SFX and under
                                            which SFX currently has an obligation or a liability.

"SFX Closing Documents"                     has the meaning set forth in Section 9(b) of the Agreement.

"SFX Contribution"                          has the meaning set forth in Section 3(d) of the Agreement.

"SFX ERISA Affiliate"                       means any entity that would be deemed a "single
                                            employer" with SFX under Section 414(b), (c), (m), or (o) of the
                                            Code or Section 4001 of ERISA.

"Subsidiary"                                means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests
                                            representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made,


                                       vi




                                            owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

"Taft Escrow Agreement"                     has the meaning set forth in Section 4(d) of the Agreement.

"Taft Purchase Price"                       has the meaning set forth in Section 4(d) of the Agreement.

"Tax"                                       has the meaning set forth in Section 7(r)(iii)(A) of the
                                            Agreement.

"Tax Returns"                               has the meaning set forth in Section 7(r)(iii)(B) of the
                                            Agreement.

"Taxes"                                     has the meaning set forth in Section 7(r)(iii)(A) of the
                                            Agreement.

"Ticketmaster Agreement"                    has the meaning set forth in Section 3(f)(i)(B)(3) of the
                                            Agreement.

"401(k) Plan"                               has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"Termination Fee"                           has the meaning set forth in Section 16(c)(iii) of the
                                            Agreement.

"Venues"                                    has the meaning set forth in the Preamble of the Agreement.



                                      vii